UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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C.H. Robinson Worldwide, Inc.

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14701 Charlson Road

Eden Prairie, Minnesota 55347

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 12, 2016

TO OUR SHAREHOLDERS:

C.H. Robinson Worldwide, Inc.’s 2016 Annual Shareholders’ Meeting will be held on Thursday, May 12, 2016, at 1:00 p.m., Central Time. The meeting will be conducted at our office located at 14900 Charlson Road, Eden Prairie, Minnesota. The purposes of the meeting are:

1.	To elect nine directors to serve for a term of one year;

2.	To approve, on an advisory basis, the compensation of our named executive officers;

3.	To approve an amendment to and restatement of the C.H. Robinson Worldwide, Inc. 2013 Equity Incentive Plan;

4.	To ratify the selection of Deloitte & Touche LLP as the company’s independent auditors for the fiscal year ending December 31, 2016; and

5.	To conduct any other business that properly comes before the meeting and any adjournment or postponement of the meeting.

Our Board of Directors has selected Wednesday, March 16, 2016, as our record date. Shareholders who own shares of our Common Stock on the record date are entitled to be notified of, and to vote at, our Annual Meeting.

We use the internet to distribute proxy materials to our shareholders. We believe it is an efficient and cost-effective way to provide the material, and it reduces the environmental impact of our annual meeting. The Notice of Internet Availability of Proxy Materials for the Shareholder Meeting, the Proxy Statement, and the Annual Report are available at www.proxyvote.com.

By Friday, April 1, 2016, we will have completed mailing of the Notice of Internet Availability of Proxy Materials to our shareholders. The notice has instructions on how to access our 2016 Proxy Statement and Annual Report and vote online. Shareholders who have requested hard copies will receive the Proxy Statement and Annual Report by mail.

Your vote is important. Please vote as soon as possible by using the internet or by telephone. If you receive a paper copy of the proxy card by mail, please sign and return the enclosed proxy card.

By Order of the Board of Directors

Ben G. Campbell
Chief Legal Officer and Secretary

April 1, 2016

C.H. ROBINSON WORLDWIDE, INC.

14701 Charlson Road

Eden Prairie, Minnesota 55347

PROXY STATEMENT

FOR THE

2016 ANNUAL MEETING OF SHAREHOLDERS

May 12, 2016

This Proxy Statement is soliciting your proxy for use at the 2016 C.H. Robinson Annual Meeting of Shareholders. A proxy enables your shares of Common Stock to be represented and voted at the Annual Meeting. Our Annual Meeting will be held at 1:00 p.m. Central Time on Thursday, May 12, 2016, at our office located at 14900 Charlson Road in Eden Prairie, Minnesota. The proxy can also be used at any adjournment of the Annual Meeting. If you need special assistance at the Annual Meeting because of a disability, you may contact Ben G. Campbell, our Chief Legal Officer and Secretary, by telephone at (952) 937-7829, by email at ben.campbell@chrobinson.com, or by writing to him at 14701 Charlson Road, Eden Prairie, MN 55347.

This proxy is requested by the Board of Directors of C.H. Robinson Worldwide, Inc. (“the company,” “we,” “us,” “C.H. Robinson”) for the following purposes:

1.	To elect nine directors to serve for a term of one year;

2.	To approve, on an advisory basis, the compensation of named executive officers;

3.	To approve an amendment to and restatement of the C.H. Robinson Worldwide, Inc. 2013 Equity Incentive Plan;

4.	To ratify the selection of Deloitte & Touche LLP as the company’s independent auditors for the fiscal year ending December 31, 2016; and

5.	To conduct any other business that properly comes before the meeting and any adjournment or postponement of the meeting.

We provide our shareholders with the opportunity to access the 2016 Annual Meeting proxy materials over the internet. A Notice of Internet Availability of Proxy Materials is being mailed to all of our shareholders, except those who have previously provided instructions to receive paper copies of our proxy materials. The notice contains instructions on how to access and review our proxy materials on the internet and how to vote your shares. The notice will also tell you how to request our proxy materials in printed form or by email, at no charge, if that is your preference. The notice contains a control number that you will need to vote your shares. Please keep the notice for your reference until after our Annual Meeting.

We will have completed mailing the Notice of Internet Availability of Proxy Materials to our shareholders on April 1, 2016.

General Information

Who is entitled to vote?

Holders of record of C.H. Robinson Worldwide, Inc. Common Stock, par value $0.10 per share, at the close of business on March 16, 2016, are entitled to vote at our Annual Meeting. March 16, 2016, is referred to as the record date. As of the record date 146,120,984 shares of Common Stock were outstanding. Each share is entitled to one vote. There is no cumulative voting.

Shares are counted as present at the Annual Meeting if either the shareholder is present and votes in person at the Annual Meeting, or has properly submitted a proxy by mail, by telephone, or by internet. In order to achieve a quorum and conduct business at the Annual Meeting, a majority of our issued and outstanding Common Stock as of March 16, 2016, must be present and entitled to vote. If a quorum is not represented at the Annual Meeting, the shareholders and proxies entitled to vote will have the power to adjourn the Annual Meeting until a quorum is represented.

How can I vote?

If you submit your vote before the Annual Meeting using any of the following methods, your shares of Common Stock will be voted as you have instructed:

•	By Internet: You can vote your shares using the internet at www.proxyvote.com. You may access this website 24 hours a day, and voting is available through 11:59 p.m. Eastern Time on Wednesday, May 11, 2016. You will need the control number that was included in the notice of proxy materials that was mailed to you. The internet voting website has easy to follow instructions and allows you to confirm that the system has properly recorded your votes. If you hold shares in street name, please follow the internet voting instruction in the notice you received from your bank, broker, trustee, or other record holder.

•	By Telephone: You can vote your shares by telephone. In order to vote your shares by telephone, please go to www.proxyvote.com and log in using the control number provided on your notice of proxy materials. At that site, you will be provided with a telephone number for voting. Alternatively, if you request paper copies of the proxy materials, your proxy card, or voting instruction form will have a toll-free telephone number that you may use to vote your shares. Telephone voting is available through 11:59 p.m. Eastern Time on Wednesday, May 11, 2016. When you vote by telephone, you will be required to enter your 12-digit control number, so please have it available when you call. As with internet voting, you will be able to confirm that the system has properly recorded your votes.

•	By Mail: If you choose to receive paper copies of the proxy materials by mail and you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided to you. If you choose to receive paper copies of the proxy materials by mail, and you hold your shares in street name, you can vote by completing and mailing the voting instruction form provided by your bank, broker, trustee, or holder of record.

Your vote is important, and we encourage you to vote promptly. Internet and telephone voting are available through 11:59 p.m. Eastern Time on Wednesday, May 11, 2016, for all shares entitled to vote. If you are a beneficial shareholder (you hold your shares through a nominee, such as a broker), your nominee can advise you whether you will be able to submit voting instructions by telephone or via the internet. Submitting your proxy will not affect your right to vote in person, if you decide to attend the Annual Meeting.

What happens if I return my proxy without voting instructions?

If you do not return voting instructions with your proxy, your proxy will be voted:

•	FOR the election of the director nominees named in this Proxy Statement;

•	FOR approval of the compensation of named executive officers;

•	FOR the approval of the amendment to and restatement of the C. H. Robinson Worldwide, Inc. 2013 Equity Incentive Plan; and

•	FOR the ratification of Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Generally, a shareholder who does not vote in person or by proxy on a nominee or a proposal is not considered present for the purpose of determining whether the nominee is elected or the proposal has been approved. Brokers cannot vote shares on their customers’ behalf on “non-routine” proposals without receiving voting instructions from a customer, but may vote shares on “routine” proposals without such instructions. The only routine proposal among the four listed above is the proposal to ratify the selection of Deloitte & Touche. If a broker does not receive voting instructions from its customer with respect to the other non-routine proposals and is precluded from voting on those proposals, then a “broker non-vote” occurs. If a broker returns a proxy indicating a lack of authority to vote on non-routine proposals, the shares represented by the proxy will be deemed present at the meeting for purposes of determining a quorum, but not present for purposes of calculating the vote on the non-routine proposals.

What is the effect of an abstention or broker non-vote on each proposal?

With regard to the proposals involving the election of directors, approval of the amendment to and restatement of the C.H. Robinson Worldwide, Inc. 2013 Non-Equity Incentive Plan, and the ratification of Deloitte & Touche:

•	If you abstain from voting on a nominee or a proposal, your shares will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the shares present and entitled to vote on the nominee or the proposal and, accordingly, will have the same effect as a vote against the nominee or proposal.

•	If you do not vote (or a broker non-vote occurs) on a nominee or a proposal, your shares will not be deemed present for the purposes of calculating the vote on that nominee or proposal and will generally have no impact on determining whether the nominee is elected or the proposal is approved.

With regard to the advisory proposal on the compensation of our named executive officers:

•	If you abstain or do not vote (or a broker non-vote occurs) on this proposal, the abstention or failure to vote will not have any impact on the outcome of this proposal.

What is the required vote on each matter?

Pursuant to our Bylaws, each of the proposals in this Proxy Statement (other than the advisory vote on the compensation of our named executive officers) requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the meetings and entitled to vote, provided that a quorum is present at the meeting. Regarding the advisory vote on the compensation of our named executive officers, we will consider shareholders to have approved this proposal if the votes cast FOR the proposal exceed the votes cast AGAINST the proposal.

How do I revoke my proxy?

You may revoke your proxy and change your vote at any time before the voting closes at the Annual Meeting. You may do this by submitting a properly executed proxy with a later date, or by delivering a written revocation to the Secretary’s attention at the company’s address listed above, or in person at the Annual Meeting.

Shareholder Proposals and Other Matters

As of the date of this Proxy Statement, neither the company nor the Board of Directors knows of any other business that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy card will have discretionary authority to vote on such matters and will vote according to their best judgment.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Director nominees of the C.H. Robinson Board of Directors are each elected to serve one-year terms. The Board of Directors has set the number of directors constituting the Board of Directors at nine.

Scott P. Anderson, Robert Ezrilov, Wayne M. Fortun, Mary J. Steele Guilfoile, Jodee A. Kozlak, ReBecca Koenig Roloff, Brian P. Short, James B. Stake, and John P. Wiehoff are directors whose terms expire at the 2016 Annual Meeting. On the recommendation of our Governance Committee, the Board of Directors has nominated Ms. Guilfoile, Ms. Kozlak, Ms. Roloff, and Messrs. Anderson, Ezrilov, Fortun, Short, Stake, and Wiehoff for election to the Board of Directors at the Annual Meeting for terms of one year each. Each has indicated a willingness to serve.

John P. Wiehoff and Ben G. Campbell will vote the proxies received by them for the election of Ms. Guilfoile, Ms. Kozlak, Ms. Roloff, and Messrs. Anderson, Ezrilov, Fortun, Short, Stake, and Wiehoff unless otherwise directed. If any nominee becomes unavailable for election at the Annual Meeting, John P. Wiehoff and Ben G. Campbell may vote for a substitute nominee at their discretion as recommended by the Board of Directors.

The Board of Directors has determined that all of the continuing directors, except for John P. Wiehoff, are independent under the current standards for “independence” established by the NASDAQ Global Market, on which C.H. Robinson’s stock is listed. In connection with its evaluation of director independence, the Board of Directors considered the following transactions, all of which were entered into in the ordinary course of business:

•	For Mr. Anderson, goods and services provided in the ordinary course of business by the company to Patterson Companies, Inc., where Mr. Anderson is employed, and which were immaterial to either company’s revenues or operations in the last three fiscal years.

•	For Ms. Kozlak, goods and services provided in the ordinary course of business by the company to Target Corporation, where Ms. Kozlak was employed, and which were immaterial to either company’s revenue or operations in the last three fiscal years.

•	For Mr. Short, services provided in the ordinary course of business by Admiral Merchants Motor Freight, Inc. (“AMMF”), an entity in which, together with a number of his family members, Mr. Short holds a controlling interest. In 2015, AMMF provided services to C.H. Robinson as a contracted motor carrier. In addition, we receive health plan administration services and health claim stop loss insurance products from UnitedHealth Group Incorporated, of which Marianne D. Short, a sister of Mr. Short, was the chief legal officer during 2015. The amounts paid to UnitedHealth Group for such services and products were immaterial to either company’s revenue or operations in the last three fiscal years.

The Board considered these relationships and their significance in determining that these directors are independent. Information concerning the nominees is below.

Director Biographies and Qualifications

Scott P. Anderson (Nominee with term expiring in 2016)

Scott P. Anderson, 49 years old, has been a director of the company since 2012. He is chairman of the board, president, and chief executive officer of Patterson Companies, Inc. He was elected the president and chief executive officer of Patterson Companies, Inc. in April 2010. In April 2013, he was elected the additional responsibility of chairman of the board. Mr. Anderson has worked with Patterson Companies since 1993. Prior to June 2006, when he became president of Patterson Dental Supply, Inc., Mr. Anderson held senior management positions in the dental unit, including vice president, sales, and vice president, marketing. Mr. Anderson became one of the Patterson Companies, Inc.’s directors in June 2010. Mr. Anderson is a past chairman of the Dental Trade Alliance. Mr. Anderson is a trustee of Gustavus Adolphus College. He serves on the Board of Directors of the Ordway Theater. Mr. Anderson earned his MBA from Northwestern University, Kellogg School of Management and his bachelor’s degree from Gustavus Adolphus College.

Mr. Anderson has significant public company senior management and executive experience through his service in several senior leadership positions at Patterson. He also has public company board experience, having served as a member of Patterson’s Board of Directors since 2010. Mr. Anderson also brings substantial sales and marketing expertise to the company, having served as Patterson’s vice president, sales, and vice president, marketing.

Robert Ezrilov (Nominee with term expiring in 2016)

Robert Ezrilov, 71 years old, has been a director of the company since 1995. Currently, Mr. Ezrilov is an employee of Cogel Management Company (an investment management company). From July 1997 to April 2001, he was president of Metacom, Inc. From April 1995 to July 1997, Mr. Ezrilov was self-employed as a business consultant. Prior to that, he was a partner with Arthur Andersen LLP, which he joined in 1966 after obtaining a Bachelor of Science in Business degree at the University of Minnesota. He serves as an advisory board member to Holiday Companies.

Mr. Ezrilov is our longest serving director and has developed a deep knowledge of our business. He also has significant management experience as a former chief executive officer and, by training through his years of service with Arthur Andersen LLP, he has extensive accounting experience and insight. Mr. Ezrilov meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission. Mr. Ezrilov also has experience from previous service as a director of other public companies.

Wayne M. Fortun (Nominee with term expiring in 2016)	Wayne M. Fortun, 67 years old, has been a director of C.H. Robinson since 2001. He is chairman of the board of Hutchinson Technology Inc. (NASDAQ: HTCH), a global technology manufacturer. Mr. Fortun joined Hutchinson Technology Inc. in 1975 and until 1983, he held various positions in engineering, marketing, and operations. In 1983, he was elected director, president, and chief operating officer of Hutchinson Technology Inc., and in May 1996, he was appointed its chief executive officer and was appointed to the Board of Directors. In October 2012, he was appointed chairman of the board and retired as CEO. Mr. Fortun also serves on the Board of Directors of G&K Services, Inc. (NYSE: GKSR).

Through Mr. Fortun’s long tenure with Hutchinson, including as chief executive officer and member of the board, he possesses significant leadership and strategic planning skills. Because of Hutchinson’s worldwide footprint, Mr. Fortun has broad international business experience relevant to the company’s operations. He also has public company board experience through his membership on the boards of Hutchinson and G&K.

Mary J. Steele Guilfoile (Nominee with term expiring in 2016)

Mary J. Steele Guilfoile, 62 years old, joined C.H. Robinson as a director in 2012. Ms. Guilfoile is chairman of MG Advisors, Inc., a privately owned financial services merger and acquisition advisory and consulting services firm. Prior to joining MG Advisors in 2002, Ms. Guilfoile spent twelve years with JP Morgan Chase and its predecessor companies, Chase Manhattan Corporation and Chemical Banking Corporation, as executive vice president, corporate treasurer, and chief administrative officer for its investment bank, and various merger integration, executive management, and strategic planning positions. Ms. Guilfoile currently serves on the boards of The Interpublic Group of Companies (IPG), where she is chairman of the Audit Committee, and Valley National Bancorp (VLY). Ms. Guilfoile earned her Master of Business Administration from Columbia University Graduate School of Business, and her bachelors degree from Boston College.

Ms. Guilfoile has significant experience and expertise in the areas of corporate mergers and acquisitions, business integration, and financing through her association with the investment banks of several large financial institutions. She also has public board experience through her membership on the boards of Interpublic and Valley National. Ms. Guilfoile meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

Jodee A. Kozlak (Nominee with term expiring in 2016)	Jodee Kozlak, 53 years old, joined C.H. Robinson as a director in 2013. Ms. Kozlak is the global senior vice president of human resources of Alibaba Group. Prior to joining Alibaba Group in February 2016, Ms. Kozlak was the executive vice president and chief human resources officer of Target, Inc. and a member of its Executive Committee from March 2007 until February 2016. Prior to joining Target in 2001, Kozlak was a partner in the litigation practice of Greene Espel, PLLP, a Minnesota law firm. She also previously served as a senior associate at Oppenheimer Wolff & Donnelly and a senior auditor at Arthur Andersen & Co, both in Minneapolis. Ms. Kozlak is past president of the Board of Directors of The Guthrie Theater, a member of the Board of Overseers for the Carlson School of Management and the Stanford Advisory Board on Longevity. Jodee is also on the board of OneVillage, a nonprofit focused on microfinance. She received a B.A. degree in Accounting from the

College of St. Thomas and earned her Juris Doctor degree from the University of Minnesota.

Through her service as Target’s executive vice president of human resources, Ms. Kozlak has developed significant knowledge and expertise in the area of human capital development. Ms. Kozlak’s experience with Target has also given her a deep understanding of executive compensation within a public company.

ReBecca Koenig Roloff (Nominee with term expiring in 2016)

ReBecca Koenig Roloff, 61 years old, has been a director of the company since 2004. She has been the president and chief executive officer of the Minneapolis YWCA since August 2005. Prior to that, she was a senior vice president at American Express Financial Advisors, where she had been since 1988, serving as an executive in several field management and operations roles. Prior to joining American Express Financial Advisors, Ms. Roloff worked for The Pillsbury Company in a variety of supply chain management, marketing, and business management positions, including serving as vice president and business manager of Green Giant® Fresh Vegetables. She started her career at Cargill, Inc. Ms. Roloff holds a Master of Business Administration with distinction from Harvard Business School and a Bachelor of Arts from St. Catherine University in St. Paul, Minnesota. She has chaired several community Boards of Trustees, including The Blake School in Hopkins, Minnesota, St. Catherine University, and The Children’s Theatre Company. She is a recent director on the Board of Directors for Allina Health and current president of the International Women’s Forum of Minnesota, in addition to serving on several nonprofit boards dedicated to education and economic opportunity.

Ms. Roloff’s leadership positions at The Pillsbury Company, American Express Financial Advisors, and the Minneapolis YWCA provide her with extensive management and strategic planning skills. In addition, her work at The Pillsbury Company has provided her with insight into the produce sourcing business in which we engage.

Brian P. Short (Nominee with term expiring in 2016)	Brian P. Short, 66 years old, has been a director of the company since 2002. He is chief executive officer of Leamington Co., a holding company with interests in transportation, community banking, agricultural production, and real estate. Leamington operates Admiral Merchants Motor Freight, Inc., St. Paul Flight Center, Inc., First Farmers & Merchants Banks, and Benson Parking Services, Inc. Mr. Short also serves as a legal mediator and previously served as a United States Magistrate. His community service has included service on the Boards of Directors of Catholic Charities, St. Joseph’s Home for Children, Saint Thomas Academy, Allina Hospitals and Clinics, and William Mitchell College of Law. He also serves on the Boards of Directors of ClearWay Minnesota, Inc., the St. Francis Mission Foundation, the Advisory Council to the Law School of the University of Notre Dame, and the Board of Governors of the Law School of the University of St. Thomas. Mr. Short has an undergraduate degree in economics from the University of Notre Dame and is also a graduate of its law school.

Mr. Short has significant executive experience and, in particular, has experience in the trucking industry through his leadership position at Admiral Merchants Motor Freight, a trucking and transportation services company. In addition, with Mr. Short’s legal background and experience, he provides valuable insight into the company’s enterprise risk management areas. Mr. Short meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

James B. Stake (Nominee with term expiring in 2016)

James B. Stake, 63 years old, joined C.H. Robinson as a director in 2009. Mr. Stake retired from 3M Company in 2008, serving most recently as executive vice president of 3M’s Enterprise Services. He served in a variety of leadership positions at 3M Company, leading global health care, industrial, and commercial businesses ranging in size from $100 million to over $3 billion. During his career, he served over 12 years of foreign assignments in Europe and South America. In addition to his career at 3M, Mr. Stake serves as a board member and chairs the Compensation Committee for Otter Tail Corporation (NASDAQ: OTTR), is chairman of the board for Ativa Medical Corp., and has taught as an adjunct professor at the University of Minnesota’s Carlson School of Management. Mr. Stake holds a Bachelor of Science in Chemical Engineering from Purdue University and a Master of Business Administration from the Wharton School at the University of Pennsylvania.

Throughout his career at 3M, Mr. Stake gained extensive public company senior management experience at a large company that operates worldwide. In particular, Mr. Stake’s foreign leadership positions and his position with Enterprise Services, a shared services organization, provide valuable perspective for the company’s international operations and its information technology systems. Mr. Stake also has prior public company board experience with Otter Tail. Mr. Stake meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

John P. Wiehoff (Nominee with term expiring in 2016)

John P. Wiehoff, 54 years old, has been chief executive officer of C.H. Robinson since May 2002, president of the company since December 1999, a director since 2001, and became the chairman in January 2007. Previous positions with the company include senior vice president from October 1998 to December 1999, chief financial officer from July 1998 to December 1999, treasurer from August 1997 to June 1998, and corporate controller from 1992 to June 1998. Prior to that, Mr. Wiehoff was employed by Arthur Andersen LLP. Mr. Wiehoff also serves on the Board of Directors of Polaris Industries Inc. (NYSE: PII) and Donaldson Company, Inc., (NYSE: DCI). He holds a Bachelor of Science degree from St. John’s University.

Mr. Wiehoff has more than 23 years with the company, including as its chief financial officer and as chief executive officer since 2002. He has deep and direct knowledge of the company’s business and operations. He also has significant public company board experience with Polaris and Donaldson.

BOARD VOTING RECOMMENDATION

The Board of Directors recommends a vote FOR the election of Scott P. Anderson, Robert Ezrilov, Wayne M. Fortun, Mary J. Steele Guilfoile, Jodee A. Kozlak, ReBecca Koenig Roloff, Brian P. Short, James B. Stake, and John P. Wiehoff as directors of C.H. Robinson Worldwide, Inc.

BOARD OF DIRECTORS GOVERNANCE MATTERS

The Board of Directors (the “Board”) has a policy that all directors nominated for election at the Annual Meeting are expected to attend the Annual Meeting.

During 2015, the Board of Directors held five meetings. Each director holding office during the year attended at least 75 percent of the aggregate of the meetings of the Board of Directors (held during the period for which he or she had been a director) and the meetings of the Committees of the Board on which he or she served (held during the period for which he or she served).

Our Board of Directors has three committees: the Audit Committee, the Compensation Committee, and the Governance Committee. Currently, members and chairs of these committees are:

Independent Directors	Audit	Compensation	Governance
Scott Anderson		x	Chair
Robert Ezrilov	Chair	x
Wayne Fortun		Chair	x
Mary Steele Guilfoile	x		x
Jodee Kozlak		x	x
ReBecca Roloff	x	x
Brian Short	x		x
James Stake	x	x

Board Leadership Structure

Our Board of Directors is led by John P. Wiehoff, who has been our president since 1999 and our chief executive officer since 2002. Mr. Wiehoff joined the Board of Directors in 2001 and was appointed chairman of the board in 2007.

As stated in our Corporate Governance Guidelines, the Board believes it is beneficial to have flexibility in allocating the responsibilities of the offices of Chairman and of Chief Executive Officer in the manner the Board determines to be in the best interests of the company. When the Board appointed Mr. Wiehoff as Chairman, the Board considered numerous factors, including the benefits to the decision-making process with a leader who fills both offices, the significant operating experience and qualifications of Mr. Wiehoff, the importance of in-depth C.H. Robinson knowledge to optimize board leadership, the size and complexity of our business, and the significant business experience and tenure of many of our directors.

The Board does not have a “lead director.” However, under our Corporate Governance Guidelines, the Chair of the Governance Committee is expected to preside at the executive sessions of the independent directors, coordinate and develop the agenda for those executive sessions, act as a liaison between the independent directors and management, and handle responses to shareholder inquiries that are directed to the independent directors. Mr. Anderson serves as the Chair of the Governance Committee.

Our Corporate Governance Guidelines provide that the Chairman, in consultation with other Board members, sets the agenda for regular meetings of the Board, and the chair of each committee is responsible for the agendas for the meetings of the applicable committee. Directors and committee members are encouraged to suggest agenda items and may raise other matters at meetings.

We believe that our leadership structure supports the Board’s risk oversight function. Strong independent directors with significant tenure on the Board chair the committees most directly involved in the risk oversight function, there is open communication between management and the Board, and all directors are involved in the risk oversight function.

Risk Oversight

The Board is actively involved in the oversight of risks that could affect the company. This oversight is conducted primarily through the Audit Committee. The Audit Committee Charter establishes that one of the responsibilities of the Audit Committee is to review the risk management of the company on an annual basis. To assist it in this oversight function, the chief risk officer of the company presents a risk management update at each of the quarterly Audit Committee meetings. In addition, management and the internal audit group conduct an annual enterprise risk assessment of the company, which includes interviews of various key personnel within the company and members of the Audit Committee. The results of the annual risk assessment are presented to the Audit Committee. The Audit Committee provides periodic risk assessment updates to the Board and solicits input from the Board regarding the company’s risk management practices. In addition, the Compensation Committee periodically reviews the company’s compensation programs to ensure that they do not encourage excessive risk-taking. Additional review or reports on enterprise risks are conducted as needed by the Board or the committees.

The Audit Committee

All of our Audit Committee members are “independent” under applicable NASDAQ listing standards and Securities and Exchange Commission rules and regulations. Our Board of Directors has determined that four members of the Audit Committee, Messrs. Ezrilov, Short, and Stake and Ms. Guilfoile, meet the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission. The Audit Committee assists the Board of Directors in fulfilling their oversight responsibilities relating to the quality and integrity of the financial reports of the company. The Audit Committee has the sole authority to appoint, review, and discharge our independent auditors, and has established procedures for the receipt, retention, and response to complaints regarding accounting, internal controls, or audit matters. In addition, among other responsibilities in the Audit Committee Charter, the Audit Committee is responsible for:

(1)	Reviewing the scope, results, timing, and costs of the audit with the company’s independent auditors and reviewing the results of the annual audit examination;

(2)	Assessing the independence of the outside auditors on an annual basis, including receipt and review of a written report from the independent auditors regarding their independence consistent with Rule 3526 of the Public Accounting Oversight Board;

(3)	Reviewing and approving in advance the services provided by the independent auditors;

(4)	Overseeing the internal audit function;

(5)	Reviewing the company’s significant accounting policies, financial results, and earnings releases and the adequacy of our internal controls and procedures;

(6)	Reviewing the risk management status of the company; and

(7)	Reviewing and approving related-party transactions.

The Audit Committee held eight meetings during 2015. The Audit Committee has engaged Deloitte & Touche LLP as independent auditors for fiscal year 2016 and is recommending that the company’s shareholders ratify this appointment at the Annual Meeting. The report of the Audit Committee is found on page 37 of this Proxy Statement.

The Compensation Committee

All of our Compensation Committee members are “independent” under applicable NASDAQ listing standards and Internal Revenue Service and Securities and Exchange Commission rules and regulations. The Compensation Committee has oversight responsibilities relating to executive compensation, employee compensation and benefits programs and plans, and leadership development. In addition, among other responsibilities in the Compensation Committee Charter, the Compensation Committee is responsible for:

(1)	Reviewing the performance of the chief executive officer;

(2)	Determining all elements of the compensation and benefits for the chief executive officer and other executive officers of the company;

(3)	Reviewing and approving the company’s compensation program, including equity-based plans, for management employees generally;

(4)	Overseeing the company’s process of conducting advisory shareholder votes on executive compensation; and

(5)	Reviewing executive officers’ employment agreements, separation and severance agreements, change in control agreements, and other compensatory contracts, arrangements, and benefits.

The Compensation Committee held four meetings during 2015. See “2015 Compensation Discussion and Analysis—III. Compensation Process” for a discussion of the role played by our chief executive officer in compensation decisions. The Compensation Committee report on executive compensation is found on page 33 of this Proxy Statement.

The Governance Committee

All members of our Governance Committee are “independent” under applicable NASDAQ listing standards. The Governance Committee serves in an advisory capacity to the Board of Directors on matters of organization and the conduct of Board activities. Among other responsibilities in the Governance Committee Charter, the Governance Committee is responsible for:

(1)	Periodically reviewing and making recommendations to the Board as to the size and composition of the Board, and criteria for director nominees;

(2)	Identifying and recommending candidates for service on the Board of Directors;

(3)	Reviewing and revising the company’s Corporate Governance Guidelines, including recommending any necessary changes to the Corporate Governance Guidelines to the Board;

(4)	Leading the Board of Directors in an annual review of the performance of the Board and the Board committees;

(5)	Making recommendations to the Board of Directors regarding Board committee assignments;

(6)	Making recommendations to the Board on whether each director is independent under all applicable requirements;

(7)	Making recommendations to the Board with respect to the compensation of non-employee directors; and

(8)	Periodically reviewing with the company’s chief legal officer developments that may have a material impact on the company’s corporate governance programs, including related compliance policies.

The Governance Committee considers Board of Director nominees recommended by shareholders. The process for receiving and evaluating these nominations from shareholders is described below under the caption “Nominations.”

The Governance Committee held two meetings during 2015.

The charters for each of the Committees of the Board of Directors, our Corporate Governance Guidelines, and our company’s Code of Ethics, which are all a part of our Corporate Compliance Program, are posted under the Corporate Governance section of the Investors page of our website at www.chrobinson.com.

Shareholder Communications with Board

C.H. Robinson shareholders and other interested parties may send written communications to the Board of Directors or to any individual director by mailing it to the C.H. Robinson Worldwide, Inc., Board of Directors, c/o C.H. Robinson Corporate Secretary, 14701 Charlson Road, Eden Prairie, MN 55347. These communications will be compiled by the Secretary and periodically submitted to the Board or individual director.

Nominations

The Governance Committee considers director nominee recommendations from a wide variety of sources, including members of the Board of Directors, business contacts, community leaders, and members of management. The Governance Committee will also consider shareholder recommendations for director nominees. The Governance Committee may also engage search firms to assist in the director recruitment process.

The Governance Committee determines the selection criteria and qualifications of director nominees based upon the needs of the company. The Board of Directors believes that the directors should possess the highest personal and professional ethics and integrity, and be committed to representing the long-term interests of the company’s shareholders. Preferred qualifications also include current or recent experience as a chief executive officer or expertise in a particular business discipline. Directors should be able to provide insights and practical wisdom based on their experience and expertise. While the company does not have a policy regarding the consideration of diversity in identifying director nominees, the company’s Corporate Governance Guidelines provide, and the Governance Committee believes, that creating a board with a diversity of talent, experience, accomplishments, and perspectives is in the best interests of the company and our shareholders. The company is committed to considering candidates for the Board, regardless of gender, ethnicity, and national origin. Any search firm retained to assist the Governance Committee in seeking director candidates will be instructed to consider these commitments.

Shareholders who would like to directly nominate a director candidate must give written notice to the company’s Corporate Secretary, either by personal delivery or by United States mail, at the following address: 14701 Charlson Road, Eden Prairie, MN 55347. The shareholder’s notice must be received by the Secretary not later than (a) 90 days before the anniversary date of the previous year’s Annual Meeting, or (b) the close of business on the tenth day following the date on which notice of a special meeting of shareholders for election of directors is first given to shareholders. For each proposed nominee, the shareholder’s notice must comply with and include all information that is required to be disclosed under our bylaws, any applicable Securities and Exchange Commission rules and regulations, and any applicable laws. The written notice must also include a written consent of the proposed nominee, agreeing to stand for election if nominated by the Governance Committee, and to serve as a director if appointed by the Board of Directors. The shareholder’s notice must also include:

(1)	The name and address of the shareholder making the nomination;

(2)	The number of C.H. Robinson shares entitled to vote at the meeting held by the shareholder;

(3)	A representation that the shareholder is a holder of record of C.H. Robinson stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person named in the notice; and

(4)	A description of all arrangements or understandings between the shareholder and each nominee.

The Governance Committee initially evaluates a prospective nominee based on his or her resume and other background information that has been provided to the Committee. A member of the Committee will contact for further review those candidates whom the Committee believes are qualified, who may fulfill a specific need of the Board of Directors, and who would otherwise best make a contribution to the Board of Directors. Based on the information the Governance Committee learns during this process, it determines which nominee(s) to recommend to the Board of Directors to submit for election. The Governance Committee uses the same process for evaluating all nominees, regardless of the source of the nomination.

No candidates for director nominations were submitted to the Governance Committee by any shareholder for the 2016 Annual Meeting. Any shareholder interested in presenting a nomination for consideration by the Governance Committee prior to the 2017 Annual Meeting should do so as early as possible, to provide adequate time to consider the nominee and comply with our bylaws.

Compensation of Directors

In 2015, each independent director of C.H. Robinson was paid an annual retainer of $80,000 and no meeting fees. The Audit Committee chair received an additional annual retainer of $20,000, and the chairs of the Governance and Compensation Committees each received an additional annual retainer of $10,000. Other members of the Audit Committee received an additional annual retainer of $10,000, and other members of the Governance and Compensation Committees received additional annual retainers of $5,000. Retainers are paid in quarterly installments, at the end of each calendar quarter. Before the retainers are earned, the directors may elect to receive all or a portion of their retainers in cash, stock, or restricted stock units that are immediately vested and are payable to the directors after their service on the Board of Directors has ended.

Directors are required to own a minimum of five times their annual board retainer in company stock no later than five years after joining the Board of Directors. We base the stock ownership requirements on all shares of company stock deemed owned by a director, which includes vested stock options, vested and unvested performance shares and restricted stock units, and stock beneficially owned by the director, including owned in a trust, by a spouse, or by dependent children for our directors.

In 2015, the Board of Directors granted each director a fully vested restricted stock unit award valued at $125,000, deliverable after leaving the Board of Directors. C.H. Robinson also reimburses non-employee directors for reasonable expenses incurred in attending Board of Directors meetings and for expenses incurred in obtaining continuing education related to service on our Board of Directors.

Directors who are also employees of C.H. Robinson are not separately compensated for being a member of the Board of Directors.

2015 Director Compensation Table

Name	Fees Earned or Paid in Cash		Stock Awards (1)	Total
Scott P. Anderson	$90,000	(2)	$125,000	$215,000
Robert Ezrilov	110,000		125,000	235,000
Wayne M. Fortun	90,000		125,000	215,000
Mary J. Steele Guilfoile	95,000	(4)	125,000	220,000
Jodee A. Kozlak	85,000	(5)	125,000	210,000
ReBecca Koenig Roloff	95,000		125,000	220,000
Brian P. Short	95,000	(2)	125,000	220,000
James B. Stake	95,000	(3)	125,000	220,000

(1)	The dollar value in this column was awarded as fully vested restricted stock units of the company. Shares equal to the number of restricted stock units will be distributed to the director after their Board membership terminates.
(2)	The director has elected to receive the dollar value of these fees in restricted stock units of the company. Shares equal to the number of restricted stock units will be distributed after termination of Board membership.

(3)	The director has elected to receive one half of the dollar value of these fees in restricted stock units of the company. Shares equal to the number of restricted stock units will be distributed after termination of Board membership.
(4)	The director has elected to receive one-half of her board retainer in fully taxable unrestricted shares of company stock and the balance of her Board and committee retainers in cash.
(5)	The director has elected to receive one-half of her Board retainer and all of her committee retainer in restricted stock units of the company. Shares equal to the number of restricted stock units will be distributed after termination of board membership. The balance of the director’s Board retainer is paid in cash.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Wayne M. Fortun, Robert Ezrilov, ReBecca Koenig Roloff, James B. Stake, Scott P. Anderson, and Jodee A. Kozlak. The Compensation Committee members have no interlocking relationships requiring disclosure and are deemed independent under the rules of the Securities and Exchange Commission.

2015 COMPENSATION DISCUSSION AND ANALYSIS

I. Compensation Philosophy

Performance-based compensation and alignment of individual, company, and shareholder goals are integral components of C.H. Robinson’s company culture and management approach. Within our office network, a significant portion of the cash compensation of our managers is based on the growth and profitability of their office. A portion of the cash compensation of many employees in our offices is also determined by the profits of their office. In addition, approximately 3,075 employees, or 23.4 percent of our total employees, hold equity they received through our 1997 Omnibus Stock Plan, which was amended and restated in 2006 (the “1997 Plan”), and its successor 2013 Equity Incentive Plan (the “2013 Plan” and jointly with the 1997 Plan referred to as the “Equity Plans”). Our company Equity Plans promote long-term ownership and are aligned with our company-wide performance goals.

C.H. Robinson, with guidance and oversight from our Compensation Committee, has adopted an executive officer compensation philosophy that is intended to be consistent with our overall compensation approach and to achieve the following basic goals:

(1)	Provide a level of total compensation necessary to attract, retain, and motivate high quality executives;

(2)	Pay incentive compensation aligned with company earnings at various levels;

(3)	Emphasize both team and company performance;

(4)	Balance incentive compensation to achieve both short-term and long-term profitability and growth; and

(5)	Encourage executives to make long-term career commitments to C.H. Robinson and our shareholders.

Compensation decisions regarding individual executive officers are based on several factors including individual performance, level of responsibility, unique skills of the executive, tenure, and demands of the position. In addition, the Compensation Committee also considers the results of the shareholders’ advisory vote on the compensation of named executive officers. At our 2015, 2014, 2013, and 2012 Annual Meetings, our say-on-pay proposals received “for” votes that represented approximately 84 percent, 76 percent, 96 percent, and 98 percent, respectively, of the shares voted on the proposals. The Compensation Committee considered the results of these say-on-pay votes when evaluating our compensation practices and policies in 2015 and when setting the compensation of our named executive officers for 2015. The Compensation Committee believes that our say-on-pay proposal results demonstrate shareholders’ support of our compensation practices.

Changes to Executive Officer Compensation for 2016

The company has made significant changes for 2016 and we wanted to share them proactively with our shareholders. Our long-standing compensation philosophy of pay-for-performance remains unchanged. However, in light of changes to the competitive landscape, the growth of our company, market best practices, shareholder interest and expectations, and of course the best interests of our employees and executives, we have recognized that our executive compensation model required adjustment. Our compensation model was non-traditional, with very low base salaries and a large proportion of equity compensation. The application of our philosophy was difficult for some of our shareholders and executives to understand, and in some cases made it more challenging to recruit executive talent from outside the company, or integrate executives from companies we acquired. In addition, to some extent we believe our unique compensation approach was likely misunderstood by some investors.

In consideration of the above, our overall compensation philosophy and objectives, and our committed focus on pay-for-performance, we have modified our practices for a number of important reasons:

•	To ensure we are able to continue to attract, motivate, and retain high quality executives;

•	To align more closely to prevalent market practices;

•	To reinforce alignment of pay and performance;

•	To reduce complexity and improve clarity in our communications to both our executive participants and our shareholders.

In making these changes, the company worked closely with the Compensation Committee, received input from our compensation consultant, Aon Hewitt, and also considered our annual shareholder say-on-pay results.

For 2016 we have implemented the following changes:

•	Our base salaries will generally reflect the 25th to 50th percentile of our defined market for talent. As a result, we have discontinued the use of our semi-monthly payment (SMP) which was a draw against our non-equity incentives (“annual incentive compensation”). Combined, the SMP and our lower base salaries approximated the 25th percentile of our defined market for talent.

•	Within our new compensation model the variability of annual incentive compensation is increased. Annual incentive compensation will now be based on the following:

•	For staff executive officers, the annual incentive at target is 50 percent of base salary, and is based on enterprise pre-tax income.

•	For operating executives, the annual incentive varies from 25 percent to 80 percent of base salary at target, and is tied to the pre-tax income of the business division and/or region of responsibility for the executive.

•	For our CEO, the annual incentive is 100 percent of base salary at target, and is based on enterprise pre-tax income.

•	Incentive payouts will vary based on performance in the range of 70 percent to 140 percent of our pre-tax income target.

•	In all cases, the maximum annual incentive that may be paid is two times the executive’s planned annual incentive at target.

•	Within our new compensation model, the variability of annual incentive compensation, based on company or business division performance, has been increased.

•	Equity compensation is approximately 50 percent of the value of total compensation for our executives, and 63 percent of total compensation for our CEO. Our equity compensation consists of performance-based restricted stock awards (50 percent of the value of the total award) and incentive stock options (50 percent of the value of the total award). Because equity compensation is a significant component, it is important that our equity compensation instruments are consistent with market practices and viewed as competitive for top executive talent.

•	Restricted stock awards will continue to be performance-based. Incentive stock options granted in December of 2015, which are available to begin vesting during 2016, have been modified to a ratable, time-based award which vests over 5 years. While this is a longer period than most companies use, this was done purposefully, to reinforce the long-term retentive intent of these awards. We believe options are an inherently performance-based instrument. The change to time vesting allows flexibility and liquidity for our executives not present in our performance-based share awards. It requires stock price appreciation for value to be delivered. It is also more consistent with market-based practices and therefore better supports our philosophy of providing compensation that is necessary to attract, retain, and motivate high-quality executives.

While base salaries have been adjusted to be more closely aligned with market, and the pay mix between base salary and annual incentives have changed, the target total compensation paid to executives has remained relatively consistent from our previous model to our new model in 2016. There are a few individual exceptions to this, in situations which require individual performance and/or market adjustments.

•	Stock ownership guidelines have also been changed in consideration of our change to more market-based base salaries. As noted above, equity is a significant portion of total executive compensation, and our robust stock ownership guidelines reinforce our performance-based culture and compensation philosophy. Beginning in 2016, the equity ownership guidelines for executive officers are as follows:

•	CEO: 6 times base salary

•	NEOs: 3 times base salary

•	Other direct reports to the CEO: 3 times base salary

It is expected that new or recently promoted members of the executive team will achieve the appropriate level of ownership within five years of their appointment.

We will report on these modifications and their impact more fully in our 2017 Compensation Discussion and Analysis.

II. Elements of Executive Compensation

Base Salary

Annual base salary is designed to compensate our executive officers as part of a total compensation package necessary to attract, retain, and motivate high quality executives. Our 2015 base salaries are intended to provide a minimum level of fixed compensation and are established at a rate which is significantly below market. Our compensation philosophy allocates a significant portion of compensation to performance-based incentive compensation.

Base salaries are reviewed annually. Annual compensation adjustments have most often been made through adjustments to incentive compensation, which is variable based on our profitability. The salary column of the Summary Compensation Table below contains the annual base salary earned for 2015 for each of the executive officers named in the Summary Compensation Table of this proxy statement (the “named executive officers”).

Non-Equity Incentive Plan Compensation (“annual incentive compensation”)

C.H. Robinson incentive compensation is designed to reward our executive officers for maintaining and growing C.H. Robinson’s earnings. Our annual incentive compensation rewards executives in cash based on our pre-tax earnings. In order to emphasize the importance of company profitability as a measure of executive performance, approximately 60 percent of the total cash compensation earned by our named executive officers in 2015 was annual incentive compensation.

Consistent with our performance-based compensation approach, and given their broader responsibilities, our named executive officers’ annual incentive compensation is based on overall company pre-tax income before deducting the expense of the executive annual incentive compensation (“adjusted pre-tax income”). The Compensation Committee approves an individualized incentive compensation plan for each named executive officer prior to the beginning of the calendar year. Each award pays pre-determined percentages of adjusted pre-tax income based upon various ranges of adjusted pre-tax income of the company. Annual incentive compensation begins with the first dollar of profitability and grows as our profits grow. Our annual incentive compensation program distributes annual incentive compensation across various levels of actual profitability.

Annual individual incentive compensation opportunity is determined based on the executive’s role, responsibilities, and performance. Total compensation is periodically compared to various executive compensation surveys.

The executive annual incentive compensation agreements allow executives, including the named executive officers, to receive a portion of their incentive compensation in semi-monthly payments. These semi-monthly payments maintain the performance-based approach consistent with our network offices, and combined with base salary generally approximate the 25th percentile of our defined market for talent. The maximum annual amount an executive could elect to receive in semi-monthly payments in 2015 was the sum of the executive’s 2014 salary plus the amount of their projected 2014 annual incentive compensation (based on the executive’s annual incentive compensation award), multiplied by 60 percent, minus the executive’s 2015 base salary. Executives were required to make their 2015 semi-monthly payment election before December 31, 2014, and were not allowed to make changes in their elections thereafter. While these payments are considered compensation and are not subject to forfeiture, the Compensation Committee can suspend the semi-monthly payments to an executive during the year if it is determined that performance will not be achieved. This approach is consistent with our office employee and manager incentive compensation philosophy. The final annual incentive compensation amounts for 2015 exceeded the semi-monthly payments for all the named executive officers electing SMPs.

Equity Compensation

We use equity compensation as our primary tool for aligning our executives with long-term shareholder interests, rewarding them for the achievement of overall company performance, and retaining them at C.H. Robinson. Equity compensation for our executive officers is performance based and highly variable based on growth in company earnings. We believe equity compensation is an integral component of meeting our compensation goals as outlined in our compensation philosophy above. Our shareholder-approved 2013 Equity Incentive Plan is designed to give us flexibility to achieve these objectives. It allows us to grant stock options, restricted stock, restricted stock units, and other types of equity compensation. Executive officers, other employees, directors, consultants, and eligible independent contractors of C.H. Robinson may receive equity compensation.

Named Executive Officer Awards

Equity awards made to our named executive officers in 2013 and 2014 were granted in the form of performance shares and performance-based incentive stock options weighted equally by fair value. In 2015, as noted above, grants of options were made in ratably vested incentive stock options with a five year time horizon. Given the large percentage of their total compensation that is equity, the performance vesting formula that is based solely on growth in company profitability, and the long-term nature of the vesting and delivery, we believe these awards are an effective tool for creating long-term ownership, aligning our executives’ interests with those of our shareholders, and linking executive officer compensation to company performance.

Performance Shares

For our performance share awards, vesting may occur each year for up to five calendar years, based on company performance. Any performance shares that are unvested at the end of the five years are forfeited back to the company. Performance vesting is constructed in a manner as to vest 0 to 100 percent of the award based on the change in earnings per share from the prior year’s achievement, over the five year vesting period of the award. However, in no case may an award vest more than 100 percent. Additionally, an award may vest 0 percent when there is negative year-over-year growth as was experienced by participants in 2013.

For performance share awards granted prior to 2013, the annual vesting percentage is equal to the average of the year–over–year percentage growth in income from operations and diluted net income per share, plus 5 percentage points. In 2013, the Compensation Committee adjusted the equity vesting formula to better align it with the company’s long-range growth plan. The annual vesting percentage for performance share awards granted in 2013, 2014 and 2015 is equal to the year-over–year percentage increase (or decrease) in diluted net income per share, plus 10 percentage points.

Performance share and performance-based incentive stock option annual vesting percentage information is set forth in the following table:

Performance Vesting Year	2010 Award	2011 Award	2012 Award	2013 Award	2014 Award
2009	—	—	—	—	—
2010	—	—	—	—	—
2011	17%	—	—	—	—
2012	24%	24%	—	—	—
2013	0%	0%	0%	—	—
2014	17%	17%	17%	25%	—
2015	20%	20%	20%	25%	25%
Percentage Vested to Date	78%	61%	37%	50%	25%
Years Left Available to Vest	0	1	2	3	4

For awards made to named executive officers in 2010 through 2015, delivery of the vested shares occurs on the earlier of two years after termination of employment or after two years following the end of the five-year vesting period. However, for awards made prior to 2015 officers were allowed the option to elect a different time for the delivery of the vested shares before the vesting period began.

Dividend equivalents are paid to participants in cash on all performance shares, vested or unvested. Dividend equivalents provide an important link between the executive’s stake in the company and its long-term health. It also better aligns them with our shareholders who receive between 40 and 50 percent of company earnings in the form of dividends. A 2000 award of 338,984 deferred shares to Mr. Wiehoff, which time vests ratably over 15 years, uses the dividend equivalents to purchase additional deferred shares. This award was fully vested as of December 31, 2015.

The fair value of each share-based award is established on the date of grant. For grants of performance shares and restricted stock units, the fair value is established based on the market price of our common stock on the date of the grant, discounted for post-vesting holding restrictions. For grants of performance-based incentive stock options, the fair value is established using the Black-Scholes option pricing model.

The determination of the fair value of share-based awards is affected by our stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate, expected dividends, and holding period, if applicable. The fair value of performance shares and restricted stock units is expensed as they vest.

Stock Options

C.H. Robinson awarded performance-based incentive stock options to executives, including the named executive officers, in 2013 and 2014. These awards contain performance-based vesting terms and conditions identical to the performance share grants made to our executives. As noted above, in 2015 incentive stock options granted were time-based, vesting ratably over five years beginning in 2016. The exercise price for all options was based on the closing price on the date such options were approved by the Compensation Committee. The option awards column of the Summary Compensation Table contains the fair value of these options. The fair value was calculated as of the grant date using the Black-Scholes option pricing model. Performance-based options that do not vest within the five-year performance horizon are cancelled and forfeited by the participant. Details regarding these awards for the named executive officers can be found in the Grants of Performance Based Awards table.

Equity Plan Acceleration and Post Employment Vesting

We do not have a cash separation pay plan for named executive officers.

The 2013, 2014, and 2015 performance share award agreements for our named executive officers include provisions to accelerate vesting for change in control, death, or disability. Incentive stock options granted to our named executive officers will vest immediately and may be exercised in full in connection with a change in control. This treatment for performance share awards and stock option awards has been adopted primarily because it is seen to effectively create incentives for our executive team to obtain the highest value possible should we be acquired in the future, because it is expected to provide a powerful retention device during the uncertain times preceding a change in control transaction, and because it provides employees the same opportunity as shareholders to participate in the change in control event.

Post-employment vesting (for reasons other than death, disability, and change in control) is tied to non-compete agreements provides protections to the company and our relationships with our employees, customers, and suppliers. This is the only separation post-termination compensation agreement for managers or executives. For performance share and option grants in 2013, 2014, and 2015, the following post-employment vesting rules, based on age and tenure with the company, have been established:

Sum of Age and Tenure at Termination of Employment	Post-Employment Additional Vesting
Less than 50	2 Years
At least 50 but less than 60	3 Years
At least 60 but less than 70	4 Years
70 and greater	5 Years

Stock Ownership Guidelines In order to ensure alignment with our shareholders, the Compensation Committee has established stock ownership guidelines for our executive officers. The Compensation Committee believes that linking a significant portion of the executive officer’s personal holdings to the company’s success aligns our executive interests with that of our shareholders. Therefore, executive officers are expected to acquire and hold a significant amount of C.H. Robinson stock. The Compensation Committee has established stock ownership guidelines based on all shares of company stock deemed owned by an executive officer, which includes vested stock options, stock held in the company 401(k) Plan, vested and unvested performance shares and restricted stock units, and stock beneficially owned by the officer, including owned in a trust, by a spouse, or by dependent children, for our executive officers. The stock ownership targets are:

•	Chief executive officer: ten times base salary

•	Presidents and senior vice presidents: seven-and-a-half times base salary

•	Other executive officers: three times base salary

New officers are expected to meet their ownership targets within five years of being named an executive officer. As of the end of 2015, all the executive officers had met these ownership guidelines.

Employment Agreements

C.H. Robinson uses employment agreements to protect us from former employees soliciting our employees, customers, and suppliers. All employees sign agreements acknowledging their understanding of company policies and committing to confidentiality. Certain employees, including all executives, sign a management employment agreement that includes more restrictive non-competition and non-solicitation covenants. These agreements do not commit to post-termination compensation. The company does not have severance plan commitments to any named executive officers, except for the continued vesting provision listed above in the Equity Plan Acceleration and Post Employment Vesting section.

Officer-Only Benefits

C.H. Robinson places a high value on all roles throughout our company and on consistency of culture and management approach. For that reason, we only provide our executives and managers with unique perquisites and compensation plans when it is essential to our goal to attract and retain high quality executives and managers. The only executive-specific benefit arrangements and perquisites in 2015 were:

(1)	Officers of the company have been entitled to defer the receipt of shares of our common stock in settlement of performance share awards under this plan, and Mr. Wiehoff’s 2000 deferred share award has been provided under this plan.

(2)	The company allows personal use of the corporate aircraft by the chief executive officer for up to 30 hours per year. During 2015, Mr. Wiehoff had 7.31 hours of personal use of the corporate aircraft. The value of this benefit has been treated as ordinary income and included on Mr. Wiehoff’s 2015 W2.

The “Supplemental All Other Compensation” table contains information about each of the officer-only benefits for each of the executive officers named in this Proxy Statement.

Other Broad-Based Employee Benefits

Our named executive officers are eligible to participate in all of the same benefit programs as other C.H. Robinson employees. These include:

Employee 401(k) Retirement Plan

We believe that saving for retirement is important for our employees. C.H. Robinson maintains a 401(k) retirement plan that meets the requirements of an ERISA qualified plan and the Internal Revenue Code. Our U.S. employees are eligible to contribute up to 50 percent of their cash compensation to the 401(k) plan, subject to Internal Revenue Service limitations. To support our compensation objectives, the company currently matches 100 percent of the first 4 percent of eligible compensation that employees contribute to the plan during the year.

In addition, the company has made a discretionary profit sharing contribution to the 401(k) plan for eligible employees, including those who do not contribute to the 401(k) plan.

Employee Stock Purchase Plan (ESPP)

Because we believe in aligning employee interests with our shareholders and our long-term company performance, C.H. Robinson maintains an employee stock purchase plan (ESPP) that meets the requirements of an ERISA qualified plan and the Internal Revenue Code. Approximately 53 percent of eligible employees participate in the plan. The “Discounted Securities Purchases” column of the Supplemental All Other Compensation Table lists the company contributions for each of the named executive officers.

Employee Health and Welfare Benefits

To support our goal to provide competitive compensation and benefits, the company sponsors a number of health and welfare benefit plans for our employees: health, dental, vision, flexible medical and dependent care spending, short term disability and long term disability, life insurance, and holiday and other paid time off.

III. Compensation Process

The Compensation Committee

The Compensation Committee is responsible for assisting the Board of Directors in:

(1)	Reviewing the performance of the chief executive officer;

(2)	Determining all elements of the compensation and benefits for the chief executive officer and other executive officers of the company;

(3)	Reviewing and approving the company’s compensation program, including equity-based plans, for management employees generally;

(4)	Overseeing the company’s process of conducting advisory shareholder votes on executive compensation; and

(5)	Reviewing the executive officer’s employment agreements, separation and severance agreements, change in control agreements, and other compensatory contracts, arrangements, and benefits.

The Compensation Committee held four meetings during 2015. The Compensation Committee Report on executive compensation is found on page 33 of this Proxy Statement.

Cash Compensation

Prior to the beginning of each calendar year, our chief executive officer presents to the Compensation Committee his recommendations on cash compensation for the company’s executive leaders, including each of the executive officers. Mr. Wiehoff does not make a recommendation on his own compensation. The Compensation Committee determines the chairman and chief executive officer’s compensation, as well as approves the compensation for the other named executive officers.

The Compensation Committee considers many factors when setting compensation plans and awards, including company performance, named executive officer responsibilities, officer performance, position tenure, experience, and survey study information from independent experts. For the past three years, the Compensation Committee engaged Aon Hewitt to present executive compensation market data and practices information to the Compensation Committee in preparation for determining and approving executive compensation. Typically, the Compensation Committee reviews general industry benchmark data every two to three years as provided by Aon Hewitt. The Compensation Committee does periodically plan to seek independent consultative input and consideration of the company’s executive compensation, as it continues to assess the company’s executive officer compensation philosophy.

Equity Compensation

In 2015, our named executive officers were awarded performance shares and time-based stock options. Our chief executive officer presents equity recommendations to the Compensation Committee for our executive officers, excluding himself. The Compensation Committee determines the chief executive officer’s equity compensation award. The Compensation Committee approves the awards for each of the executive officers and approves the equity grants to all other recipients through the Non-Executive Stock Award Committee. The grant date of awards for all employees, including the executive officers, is the date of Compensation Committee approval.

IV. Named Executive Compensation

Realized Annual Compensation

C.H. Robinson views total realized annual compensation as total cash (base salary and annual incentive compensation) plus vested equity during that calendar year. As described in the equity compensation section above, the equity compensation of our executive officers is performance based and has significant variability based on company earnings growth. Because performance equity may not vest, we think it is most appropriate to measure total compensation in this way. In the Total 2015 Realized Annual Compensation table for each named executive officer below, the values in the “Equity Earned” column reflect the actual percentage vested during the calendar year multiplied by the grant date value for the awards vesting during each year. In the illustrations below, it is important to note that our executive officers begin to generate annual incentive compensation at the first dollar of profit. Additionally, annual pay is functionally capped by our year-over-year growth rate.

Chairman and Chief Executive Officer Performance Evaluation and Compensation

John P. Wiehoff, Chairman, President, and Chief Executive Officer

The Compensation Committee annually conducts an evaluation of the chairman and chief executive officer’s performance. Based on this evaluation, the Compensation Committee determines base salary, incentive compensation, and equity compensation of the chairman and chief executive officer.

The Compensation Committee set John P. Wiehoff’s base salary at $410,000 in 2015, 2014, and 2013. He did not elect to receive semi-monthly payments. In 2015, Mr. Wiehoff earned annual incentive compensation of $1,767,315 which was paid in cash on January 29, 2016. The amount was calculated based on his annual incentive compensation agreement, as described in Section II above. Mr. Wiehoff’s annual incentive compensation payment awarded compensation for the company’s achievement of adjusted pre-tax income in certain ranges. The increase in 2015 incentive compensation compared to 2014 was primarily the result of an increase of approximately 13.2 percent in our company’s adjusted pre-tax income in 2015 compared to 2014. The table below shows how Mr. Wiehoff’s annual incentive compensation would have varied at other levels of 2015 adjusted pre-tax income growth or decline compared to 2014.

Incentive Compensation and Adjusted Pre-Tax Income Variance: John P. Wiehoff

Change in adjusted pre-tax income over prior year	-20%	-15%	-10%	-5%	0%	5%	10%	15%	20%
Non-equity incentive compensation	$1,129,798	$1,236,734	$1,348,311	$1,465,440	$1,582,568	$1,666,117	$1,720,515	$1,793,721	$1,861,233

Total 2015 Realized Annual Compensation: The table below illustrates Mr. Wiehoff’s total realized compensation in 2015 of $5,485,497, an increase of 24.3% over 2014.

	Salary	Nonequity Incentive	Total Cash	Equity Earned		Total Realized Compensation
2015	$410,000	$1,767,315	$2,177,315	$3,308,182		$5,485,497
2014	410,000	1,553,083	1,963,083	2,448,919		4,412,002
2013	410,000	1,489,574	1,899,574	333,334	(1)	2,232,908

(1)	This amount represents the grant date value of the shares that vested during 2015 under the terms of the time based deferred share grant awarded to Mr. Wiehoff in December 2000. It is the final vesting of shares related to that grant.

In December 2015 and pursuant to the 2013 Equity Incentive Plan, Mr, Wiehoff was granted 38,860 performance shares and 150,720 time-based incentive stock options with a combined grant date fair value of approximately $4.0 million, an increase of 15.7 percent over his 2014 grant date fair value. These shares and options are available to begin vesting in 2016.

Other Named Executive Officers Performance Evaluation and Compensation

Each of the other named executive officers is paid the same compensation elements as the chairman and chief executive officer. The determination of the other named executive officers’ 2015 base salary, incentive compensation award, and equity compensation followed the practices explained above for executive compensation. Each member of this group is evaluated and their compensation is based on a number of different factors including, but not limited to, the following:

(1)	title, role, scope of responsibility, and relative experience;

(2)	tenure in their position;

(3)	subjective evaluation of individual performance;

(4)	financial performance of the company as a whole;

(5)	financial performance of the portion of the business the named officer supervises, where applicable; and

(6)	comparison to market survey information.

Andrew C. Clarke, Chief Financial Officer

Andrew C. Clarke joined the company on June 1, 2015. His annualized base salary was $500,000. He earned prorated incentive annual incentive compensation of $150,458 for 2015 paid in cash on January 29, 2016. Mr. Clarke’s 2015 annual incentive compensation agreement compensated him for his achievement of certain objectives through his onboarding process with the company.

Total 2015 Realized Annual Compensation: The table below illustrates Mr. Clarke’s total realized compensation in 2015 of $637,333.

	Salary	Nonequity Incentive	Bonus	Total Cash	Equity Earned	Total Realized Compensation
2015	$291,667	$150,208	196,063	$637,938	$187,940	$825,878

Mr. Clarke was granted 7,290 performance shares and 30,780 performance-based incentive stock options upon his hiring in 2015 pursuant to the 2013 Equity Incentive Plan. This award started to vest in 2015. Additionally he received an equity award of 7,780 restricted shares and 30,150 incentive stock options in December 2015 as part of our annual equity award process. These shares and options are available to begin vesting in 2016.

Chad M. Lindbloom, Chief Information Officer

Chad M. Lindbloom’s base salary was $270,000 in 2015, 2014, and 2013. Mr. Lindbloom elected to receive semi-monthly payments of his annual incentive compensation during 2015. He earned annual incentive compensation of $592,195 for 2015; $170,000 was paid in semi-monthly payments and the balance was paid in cash on January 29, 2016. Mr. Lindbloom’s annual incentive compensation agreement compensated him for the company achieving adjusted pre-tax earnings in certain ranges. The increase in 2015 incentive compensation compared to 2014 was primarily the result of an increase of approximately 13.2 percent in our company’s adjusted pre-tax income in 2015 compared to 2014. The table below shows how Mr. Lindbloom’s annual incentive compensation would have varied at other levels of 2015 adjusted pre-tax income growth or decline compared to 2014.

Incentive Compensation and Adjusted Pre-Tax Income Variance: Chad M. Lindbloom

Change in adjusted pre-tax income over prior year	-20%	-15%	-10%	-5%	0%	5%	10%	15%	20%
Non-equity incentive compensation	$388,514	$417,796	$447,963	$480,905	$510,642	$543,655	$578,155	$600,116	$622,078

Total 2015 Realized Annual Compensation: The table below illustrates Mr. Lindbloom’s total realized compensation in 2015 of $1,617,589, an increase of 18.5 percent over 2014.

	Salary	Nonequity Incentive	Total Cash	Equity Earned	Total Realized Compensation
2015	$270,000	$592,195	$862,195	$755,394	$1,617,589
2014	270,000	505,642	775,642	589,743	1,365,385
2013	270,000	463,830	733,830	0	733,830

Mr. Lindbloom was granted 6,880 performance shares and 29,050 performance-based incentive stock options in 2015 pursuant to the 2013 Equity Incentive Plan. The grant date fair value of these awards was approximately 1.3 percent greater than those he received in 2014. These shares and options are available to begin vesting in 2016.

Christopher J. O’Brien, Chief Commercial Officer

The base salary for Christopher J. O’Brien was $210,000 in 2015, 2014, and 2013. He earned annual incentive compensation for 2015 of $522,053. Mr. O’Brien elected to receive a portion of his incentive compensation award as semi-monthly payments during 2015 and received $173,557 in semi-monthly payments, with the balance paid in cash on January 29, 2016. The 2015 annual incentive compensation awards increased compared to 2014 award due to the approximately 13.2 percent increase in pre-tax earnings for the company. The table below shows how Mr. O’Brien’s annual incentive compensation would have varied at other levels of 2015 adjusted pre-tax income growth or decline of the company.

Incentive Compensation and Adjusted Pre-Tax Income Variance: Christopher J. O’Brien

Change in adjusted pre-tax income over prior year	-20%	-15%	-10%	-5%	0%	5%	10%	15%	20%
Non-equity incentive compensation	$305,642	$342,245	$377,078	$406,360	$438,847	$471,790	$504,206	$533,488	$557,078

Total 2015 Realized Annual Compensation: The table below illustrates Mr. O’Brien’s total realized compensation in 2015 of $1,401,091, an increase of 22.8 percent over 2014.

	Salary	Nonequity Incentive	Total Cash	Equity Earned	Total Realized Compensation
2015	$210,000	$523,053	$733,053	$668,038	$1,401,091
2014	210,000	433,463	643,463	497,187	1,140,650
2013	210,000	394,787	604,787	0	604,787

In 2015, Mr. O’Brien received 7,780 performance shares and 30,150 performance-based incentive stock options pursuant to the 2013 Equity Incentive Plan. The grant date fair value of these awards represented an 8% increase in award value year-over-year. These shares and options are available to begin vesting in 2015.

Michael J. Short, President of Global Freight Forwarding

Michael J. Short joined C.H. Robinson in November of 2012 as a result of the acquisition of Phoenix International Freight Services, Ltd., where he was its North American vice president. In May of 2015, Mr. Short was promoted to the role of president, Global Forwarding. At that time his annualized base salary was increased to $485,000. Mr. Short’s incentive opportunity was established at 20 percent of his base salary for the achievement of targeted pre-tax income with adjustments to incentives based on pre-tax income results above or below target, as illustrated in the chart below. For 2015, Mr. Short’s incentive award of $159,397, paid in a lump sum on January 29, 2016, was based upon the achievement of net income generated by the offices for which he had management responsibility during 2015.

Incentive Compensation and Adjusted Pre-Tax Income Variance: Michael J. Short

Change in Global Forwarding adjusted pre-tax income over prior year	-20%	-15%	-10%	-5%	0%	5%	10%	15%	20%
Non-equity incentive compensation	$0	$0	$0	$0	$0	$96,232	$131,560	$173,082	$214,603

Total 2015 Realized Annual Compensation: The table below illustrates Mr. Short’s total realized compensation in 2015 of $725,191, a 43.6 percent increase over 2014.

Change in adjusted pre-tax income over prior year	Salary	Nonequity Incentive	Bonus	Total Cash	Equity Earned	Total Realized Compensation
2015	$455,833	$159,397	0	$615,230	$109,961	$725,191
2014	380,625	81,760	0	462,385	49,545	511,930
2013	353,063	0	332,424	685,487	0	685,487

In 2015, Mr. Short received a time-based award of 9,460 restricted shares upon his promotion in May 2015 which vest ratably over five years. In December 2015 during our annual grant process, he also received 7,780 performance shares and 30,150 incentive stock options, with a grant date fair value of approximately $800,605. These shares and options are available to begin vesting in 2016.

Section 162(m) Disclosure

Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to each “covered employee” to $1.0 million, unless the compensation qualifies as “performance-based compensation” under the Code. For purposes of Section 162(m), the group of covered employees consists of a company’s chief executive officer and its three other most highly compensated executive officers, other than the chief financial officer. The Compensation Committee retains the discretion to provide compensation to the company’s covered employees that may not qualify as performance-based for purposes of Section 162(m) and therefore may not be tax deductible, and believes that the amount of any expected loss of a tax deduction under Section 162(m) will not have a material impact on the company’s overall tax position.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	(1) Stock Awards		(2) Option Awards	(3) Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
John P. Wiehoff	2015	$410,000	$0	$2,016,057		$1,908,115	$1,767,315	$0	$34,102	$6,135,589
President and Chief Executive Officer	2014 2013	410,000 410,000	0 0	1,750,459 1,500,090		1,750,040 1,500,044	1,553,083 1,489,574	0 0	18,089 10,200	5,481,671 4,909,908

Andrew C. Clarke	2015	291,667	196,063	777,458		743,672	150,208	0	21,200	2,298,600
Chief Financial Officer

Chad M. Lindbloom	2015	270,000	0	429,028		405,589	592,195	0	21,200	1,718,012
Chief Information Officer	2014 2013	270,000 270,000	0 0	425,253 375,255		425,002 375,011	505,642 463,830	0 0	15,600 10,200	1,641,497 1,494,296

Christopher J. O’Brien	2015	210,000	0	403,626		381,699	522,926	0	21,200	1,539,451
Chief Commercial Officer	2014 2013	210,000 210,000	0 0	450,595 375,255		450,019 375,011	605,116 543,830	0 0	15,600 10,200	1,731,330 1,514,296

Michael J. Short	2015	458,750	0	895,546	(4)	381,699	159,397	0	21,200	1,916,592
President-Global Forwarding	2014 2013	382,500 363,089	0 332,424	124,764 99,789		116,899 98,390	81,760 0	0 0	15,600 10,200	721,524 903,892

(1)	The 2013, 2014, and 2015 restricted stock grants are available to vest over a five year period based on the financial performance of the company. The actual vesting percentage for each year is determined by the following formula: year-over-year growth rate in diluted net income per share plus ten percentage points. Any shares unvested after five years are forfeited back to the company. The actual vesting percentage was 0 percent in 2013, 25 percent in 2014 and 2015.
(2)	The 2013, 2014, and 2015 stock option grants are available to vest over a five year period based on the financial performance of the company. The actual vesting percentage for each year is determined by the following formula: year-over-year growth rate in diluted net income per share plus ten percentage points. Any shares unvested after five years are forfeited back to the company. The actual vesting percentage was 0 percent in 2013, 25 percent in 2014 and 2015.
(3)	The dollar amount in this column represents the amount the named executive officer earned during the respective year under their non-equity incentive plan. The amount earned is paid out as cash compensation early in the following year.
(4)	This figure includes 9,460 time based restricted shares with a grant date value of $491,920.00, which vest pro-rata over five years.

Supplemental All Other Compensation Table

Name	Year	Perks and Other Personal Benefits	Tax Reimbursements	(1) Registrant Contributions to Defined Contributions	Insurance Premiums	Other		Total
John P. Wiehoff	2015	$0	$0	$21,200	$0	$12,902	(2)	$34,102
Andrew C. Clarke	2015	0	0	21,200	0	0		21,200
Chad M. Lindbloom	2015	0	0	21,200	0	0		21,200
Christopher J. O’Brien	2015	0	0	21,200	0	0		21,200
Michael J. Short	2015	0	0	21,200	0	0		21,200

(1)	Represents matching and profit sharing contributions under the company’s qualified 401(k) plan.
(2)	Represents Mr. Wiehoff’s use of the corporate aircraft.

Dividend Equivalents Paid on Unvested Performance Shares

		Performance Shares (1)
Name and Position	Year	Unvested Shares
John P. Wiehoff	2015	$173,629
	2014	163,789
	2013	171,369

Andrew C. Clarke	2015	12,021
	2014	—
	2013	—

Chad M. Lindbloom	2015	44,734
	2014	45,570
	2013	54,488

Christopher J. O’Brien	2015	38,919
	2014	38,447
	2013	44,576

Michael J. Short	2015	20,289
	2014	3,833
	2013	751

(1)	Dividends paid on these performance shares were paid directly to the named executive officer through the company’s payroll system.

Grants of Plan-Based Awards

Name of Executive	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)				All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	(3) Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
John P. Wiehoff	12/2/15	—	$1,767,315	—	—	—	38,860	(4)	—	—	$2,016,057
	12/2/15	—	—	—	—	—	150,720	(5)	—	$63.58	1,908,115

Andrew C. Clarke	6/1/15	—		—	—	—	7,290		—	—	373,831
	6/1/15						30,780			62.11	361,973
	12/2/15	—	196,063	—	—	—	7,780	(4)	—	74.57	400,529
	12/2/15						30,150	(5)		63.58	400,131

Chad M. Lindbloom	12/2/15	—	592,195	—	—	—	7,780	(4)	—	—	403,626
	12/2/15						30,150	(5)		63.58	381,699
	12/24/15	—	—	—	—	—	490	(4)	—	74.57	25,402
							1,890	(5)		63.53	23,890

Christopher J. O’Brien	12/2/15	—	522,926	—	—	—	7,780	(4)	—	—	400,529
	12/2/15	—	—	—	—	—	30,150	(5)	—	63.58	400,131

Michael J. Short	5/28/15	—		—	—	—	9,460	(6)	—	—	491,920
	12/2/15		159,397				7,780	(4)			400,529
	12/2/15	—	—	—	—	—	30,150	(5)	—	63.58	400,131

(1)	Each of the named executive officers received a non-equity incentive plan award during 2014. Under the terms of the award, the amount earned by each executive will be based upon on the company’s adjusted pre-tax income for 2015 and will be paid to the executive in early 2016. The amounts in this column were paid in early 2016.
(2)	These performance based restricted shares and stock options are available to vest over five calendar years beginning in 2015. The actual vesting percentage for each year is the year-over-year growth rate in diluted net income per share plus ten percentage points. Because the shares vest based on a formula of growth rates, the awards do not have a specific payout based on a target or a threshold. Once vested, the participant may exercise the options at any time within ten years from the grant date. Vested restricted shares are delivered to the participant based on an election they made before the award begins to vest. Any restricted shares or stock options unvested after five years are forfeited back to the company.
(3)	The amounts in this column represent the grant date fair value for the respective awards. The performance based restricted shares, vested and unvested, earn dividends at the same rate as Common Stock. Because these dividends are considered compensation under the Internal Revenue Code, the dividends are paid to each named executive officer through the Company’s payroll system.
(4)	Represents the number of performance shares granted during the reported year to the named executive officer.
(5)	Represents the number of performance-based stock options granted during the reported year to the named executive officer.
(6)	Represents the number of time based restricted shares granted during the reported year to the named executive officer.

Outstanding Equity Awards at Fiscal Year-End

	Performance–Incentive Stock Option Awards				Performance Shares
Name	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested (#)(1)	Equity Incentive Plan Awards: (1) Market Value of Shares or Units of Stock Held That Have Not Vested
John P. Wiehoff	38,662	24,718	$68.81	12/7/2021	102,869	$6,379,942
	40,663	69,237	61.91	12/5/2022
	63,400	63,400	58.25	12/4/2023
	29,905	89,715	74.57	12/3/2024
	0	150,720	63.58	12/2/2025

Andrew C. Clarke	7,695	23,085	62.11	6/1/2025	13,248	821,610
	0	30,150	63.58	12/2/2025

Chad M. Lindbloom	11,602	7,418	68.81	12/7/2021	24,492	1,519,006
	10,168	17,312	61.91	12/5/2022
	15,850	15,850	58.25	12/4/2023
	7,263	21,788	74.57	12/3/2024
	0	30,150	63.58	12/2/2025
	0	1,890	63.53	12/24/2025

Christopher J. O’Brien	9,669	6,182	68.81	12/7/2021	25,339	1,571,500
	8,810	15,000	61.91	12/5/2022
	13,740	13,740	58.25	12/4/2023
	6,410	19,230	74.57	12/3/2024
	0	30,150	63.58	12/2/2025

Michael J. Short	4,159	4,158	58.25	12/4/2023	10,362	642,651
	2,054	6,161	74.57	12/3/2024
	0	30,150	63.58	12/2/2025

(1)	The 2011-2015 performance-incentive stock option and performance share grants, which begin vesting in 2012-2016, respectively, are available to vest over a five year period based on the financial performance of the company. The actual vesting percentage for the 2011 and 2012 award is determined by the following formula: year-over-year growth rates in income from operations and diluted net income per share are averaged, and then five percentage points are added to that number. The vesting formula for the 2013, 2014, and 2015 awards are based on the year-over-year percentage growth in diluted net income per share plus ten percentage points. Any performance-incentive stock options and/or performance shares unvested after five years are forfeited back to the company. Once the options are vested, they are exercisable for a period of ten years from the date of grant under the option award agreement. The vested performance shares granted in 2011, 2012, and 2013 are deliverable to the named executive officer according to their prior-made election but no sooner than seven years after the shares begin to vest. The vested performance shares granted in 2014 and 2015 are deliverable to the named executive officer seven years after the shares begin to vest. The discounts on the performance share and restricted stock unit grants, calculated using the Black-Scholes option pricing model, were 22% in 2011, 21% in 2012, 21% in 2013, 17% in 2014, and 18% in 2015.

Option Exercises and Stock Vested During 2015

	Stock Awards			Grant Date Fair Value Previously Reported in Summary Compensation Table
Name of Executive Officer	Number of Shares Acquired on Exercise or Vesting (#)		Value Realized on Exercise or Vesting
John P. Wiehoff	53,452	(1)	$3,322,777	$2,017,019
Andrew C. Clarke	1,945		120,629	107,259
Chad M. Lindbloom	8,178		612,413	448,574
Christopher J. O’Brien	6,989		43,458	382,893
Michael J. Short	1,040		64,470	56,138

(1)	22,599 of these shares are under a time-based vesting award and the balance vest based on the financial performance of the company.

Nonqualified Deferred Compensation

Name of Executive	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at last Fiscal Year ($)(2)
John P. Wiehoff	$0	$2,470,719	($10,619,198)	$0	$55,153,642
Andrew C. Clarke	0	947,434	(12,793)	0	934,641
Chad M. Lindbloom	0	525,807	(1,459,940)	0	7,486,124
Christopher J. O’Brien	0	494,652	(1,149,214)	0	5,962,045
Michael J. Short	0	986,572	31,147	0	1,317,429

(1)	All values in this column represent the closing market price of the company stock on the grant date of the restricted share award.
(2)	All values in this column are based on the closing market price of the company stock as of December 31, 2015.

The following table lists the potential value of accelerated vesting of unvested performance shares and performance-based stock options upon termination of employment in the case of change in control, death, or disability of our named executive officers. For this purpose, change in control is defined as (i) the ownership by a person or entity of more than 50 percent of the Common Stock of the company, (ii) the completion of a merger or consolidation where the surviving entity’s board would not have at least 60 percent of the (a) directors and (b) shareholders prior to such merger or consolidation, (iii) a majority of the Board of Directors changes in a single election, and (iv) the company sells or otherwise disposes of all or substantially all of its assets or dissolves the company. The amounts listed are calculated based on the assumption that the named executive officer’s employment was terminated or that a change in control occurred on December 31, 2015, the last day of our reporting year. C.H. Robinson does not gross up payments to executive officers due to a change in control.

Name of Executive	Benefit and Payments Upon Termination	Change in Control, Death or Disability
John P. Wiehoff	Vesting of unvested performance-based stock options	$246,634
	Vesting of unvested performance shares	6,379,942

Andrew C. Clarke	Vesting of unvested performance-based stock options	0
	Vesting of unvested performance shares	821,610

Chad M. Lindbloom	Vesting of unvested performance-based stock options	61,659
	Vesting of unvested performance shares	1,519,006

Christopher J. O’Brien	Vesting of unvested performance-based stock options	53,450
	Vesting of unvested performance shares	1,354,709

Michael J. Short	Vesting of unvested performance-based stock options	15,674
	Vesting of unvested performance shares	642,651

RELATED PARTY TRANSACTIONS

One of our directors, Brian P. Short, is the president, chief executive officer and, with a number of his family members, holds a controlling interest in Admiral Merchants Motor Freight, Inc. (“AMMF”), a privately held trucking and transportation services company. In 2015, C.H. Robinson engaged AMMF in the ordinary course of business as a carrier to haul approximately 286 truckloads. The company paid approximately $776,000 to AMMF for these services, which represented less than one percent of AMMF’s revenues for 2015. Management reported to the Audit Committee that the prices paid for the trucking services provided by AMMF were negotiated by 29 separate offices and were consistent with similar loads carried by other third party vendors using comparable equipment.

C.H. Robinson’s transactions with AMMF were reviewed by our Audit Committee consistent with our Related Party Transaction policy. The Audit Committee considered C.H. Robinson’s transactions with AMMF in light of the factors listed in its Related Party Transactions policy. Based on its review, the Committee determined that the company’s transactions conducted with AMMF were fair and reasonable to the company and on terms no less favorable to C.H. Robinson than could be obtained in a comparable arm’s length transaction with an unrelated third party. In approving these transactions, the Committee also determined that they were in the best interests of C.H. Robinson.

The Board of Directors and the Governance Committee also considered C.H. Robinson’s transactions with AMMF in its assessment of Mr. Short’s independence.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section with C.H. Robinson management and concurs that it accurately represents the compensation philosophy of the company. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement. The Compensation Committee charter is posted on the Investor Relations page of the C.H. Robinson Worldwide website at www.chrobinson.com.

Wayne M. Fortun

Robert Ezrilov

ReBecca Koenig Roloff

James B. Stake

Scott P. Anderson

Jodee A. Kozlak

The Members of the Compensation Committee

of the Board of Directors

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding beneficial ownership of C.H. Robinson’s Common Stock as of March 1, 2016, by (i) each person who is known by the company to own beneficially more than five percent of the Common Stock, (ii) each director or nominee, and each executive officer of the company named in the Summary Compensation Table under the heading “Executive Compensation” above, and (iii) all company directors and executive officers as a group. Unless otherwise noted, the shareholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them. Percentage ownership of our Common Stock in the table is based on 146,232,738 shares of our Common Stock issued and outstanding on March 1, 2016.

	Number of Shares Beneficially Owned (1)	Percentage of Outstanding Shares	Number of Performance Shares Granted (2)
The Vanguard Group (3)	13,186,480	9.2%
100 Vanguard Blvd. Malvern, PA 19355
BlackRock Inc. (4)	8,699,168	6.1%
40 East 52nd Street New York, NY 10022
FMR LLC (5)	7,838,832	5.5%
245 Summer Street Boston, MA 02210
John P. Wiehoff (6)	318,983	.22%	844,906
Andrew W. Clarke (7)	2,054	.00%	15,070
Chad M. Lindbloom (8)	110,615	.08%	120,705
Christopher J. O’Brien (9)	36,857	.03%	96,131
Michael J. Short (10)	4,805	.00%	21,242
Scott P. Anderson	10,125	.01%
Robert Ezrilov	102,162	.07%
Wayne M. Fortun	33,184	.02%
Mary J. Steele Guilfoile	5,399	.00%
Jodee A. Kozlak	5,450	.00%
ReBecca Koenig Roloff	17,246	.01%
Brian P. Short	48,427	.03%
James B. Stake	11,840	.01%
All executive officers and directors as a group (18 people)	988,686	0.69%	1,418,836

(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 1, 2016, are deemed outstanding for computing the percentage beneficially owned by the person holding such options, but are not deemed outstanding for computing the percentage beneficially owned by any other person.
(2)	The figures in this column represent the performance shares and units granted to the named executive officers and the other executive officers of the company.
(3)	Disclosure is made in reliance upon a statement on Schedule 13G filed with the Securities and Exchange Commission on February 10, 2016. The Vanguard Group, Inc., filing as a parent holding company, has sole voting power over 270,010 shares and sole dispositive power over 12,904,636 shares.
(4)	Disclosure is made in reliance upon a statement on Schedule 13G filed with the Securities and Exchange Commission on January 22, 2016. BlackRock, Inc., filing as a parent holding company, has sole voting power over 7,457,253 shares and sole dispositive power over 8,699,168 shares. BlackRock, Inc. reported that various persons have the right to receive or the power to direct to receive the proceeds from the sale of the Common Stock, but that no single person’s interests in the Common Stock is more than five percent of the total outstanding Common Stock.

(5)	Disclosure is made in reliance upon a statement on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2016, by FMR LLC, filing as a parent holding company, has sole voting power and sole dispositive power over 7,838,832 shares. FMR LLC reported that various persons have the right to receive or the power to direct to receive the proceeds from the sale of the Common Stock, but that no single person’s interests in the Common Stock is more than five percent of the total outstanding Common Stock.
(6)	Includes 145,290 shares underlying performance-based stock options exercisable within 60 days.
(7)	Includes 2,054 shares underlying performance-based stock options exercisable within 60 days.
(8)	Includes 12,664 shares owned by Mr. Lindbloom’s spouse and includes 45,310 shares underlying performance-based stock options exercisable within 60 days.
(9)	Includes 34,956 shares underlying performance-based stock options exercisable within 60 days.
(10)	Includes 4,159 shares underlying performance-based stock options exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the company’s executive officers and directors and persons who beneficially own more than 10 percent of the company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Commission. Such executive officers, directors, and greater than 10 percent beneficial owners are required by the regulations of the Commission to furnish the company with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such reports furnished to the company and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors and greater than 10 percent beneficial owners were complied within 2015 except the following forms were filed late: (1) director compensation grants dated September 30, 2015, except the following forms were filed late: (1) director compensation grants dated September 30, 2015, for Scott P. Anderson, Robert Ezrilov, Wayne M. Fortun, Mary J. Steele Guilfoile, Jodee A. Kozlak, ReBecca Koenig Roloff, Brian P. Short, and James B. Stake; (2) time based stock option grants dated December 2, 2015, for Robert C. Biesterfeld, Ben G. Campbell, Andrew C. Clarke, Jeroen Eljsink, Angie K. Freeman, Jordan T. Kass, James P. Lemke, Chad M. Lindbloom, Christopher J. O’Brien, Michael J. Short, John P. Wiehoff, (3) shares purchased with dividends on September 30, 2015, pursuant to a restricted stock unit award for John P. Wiehoff; (4) shares withheld for taxes on February 24, 2015, for a restricted stock award for Jordan T. Kass; and (5) an original Form 3 of initial holdings for Jeroen Elsjink on September 12, 2015. All of the late forms have been subsequently filed.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter can be found on the Investor Relations page of the C.H. Robinson website at www.chrobinson.com. The Audit Committee of the company’s Board of Directors is comprised of the following independent directors: Robert Ezrilov, ReBecca Koenig Roloff, Brian P. Short, James B. Stake, and Mary J. Steele Guilfoile. The Board of Directors has reviewed the status of each of the members of its Audit Committee and has confirmed that each meets the independence requirements of the current NASDAQ listing standards that apply to Audit Committee members, and that Mr. Ezrilov, Ms. Guilfoile, Mr. Short, and Mr. Stake each qualifies as an “Audit Committee Financial Expert,” as defined by the Securities and Exchange Commission.

Management is responsible for the company’s internal controls and the financial reporting process. C.H. Robinson’s independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to hire, monitor, and oversee the independent auditors.

In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, the company’s independent accountants for the fiscal year ending December 31, 2015. Management represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Our independent accountants also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding our independent accountants’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent accountants the independent accountant’s independence. The Audit Committee also considered whether the provision of any non-audit services was compatible with maintaining the independence of Deloitte & Touche LLP as the company’s independent auditors.

Based upon the Audit Committee’s discussions with management and the independent accountants, the Audit Committee’s review of the representation of management, and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

Robert Ezrilov

ReBecca Koenig Roloff

Brian P. Short

James B. Stake

Mary J. Steele Guilfoile

The Members of the Audit Committee

of the Board of Directors

PROPOSAL TWO: ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

C.H. Robinson is providing its shareholders the opportunity to cast a non-binding advisory vote on the compensation of its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this Proxy Statement. This advisory vote is provided as required by section 14A of the Securities Exchange Act (15 U.S.C. 78n-1). C.H. Robinson, with guidance and oversight from our Compensation Committee, has adopted an executive compensation philosophy that is intended to be consistent with our overall compensation approach and to achieve the following goals:

1)	provide a level of total compensation necessary to attract, retain, and motivate high quality executives;

2)	pay incentive compensation aligned with company earnings at various levels;

3)	emphasize both team and company performance;

4)	balance incentive compensation to achieve both short-term and long-term profitability and growth; and

5)	encourage executives to make long-term career commitments to C.H. Robinson and our shareholders.

We believe that our executive compensation program is aligned with the long-term interests of our shareholders. In considering this proposal, we encourage you to review the 2015 Compensation Discussion and Analysis section of this Proxy Statement beginning on page 16. It provides detailed information on our executive compensation, including our compensation philosophy and objectives and the 2015 compensation of our named executive officers.

C.H. Robinson annually requests shareholder approval of the compensation of our named executive officers. Our compensation disclosures, including our Compensation Discussion and Analysis, compensation tables, and discussion in this Proxy Statement, are done in accordance with the Securities and Exchange Commission’s compensation disclosure rules.

As an advisory vote, this Proposal is non-binding. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the results of the vote when making future compensation decisions for our named executive officers.

BOARD VOTING RECOMMENDATION:

The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers.

PROPOSAL THREE: APPROVE AN AMENDMENT AND RESTATEMENT OF THE C.H. ROBINSON WORLDWIDE, INC. 2013 EQUITY INCENTIVE PLAN

Introduction

We are asking our shareholders to approve an amendment and restatement of our 2013 Equity Incentive Plan (the “2013 Plan”) that was approved by our Board of Directors on March 16, 2016, subject to shareholder approval. The principal changes to the 2013 Plan reflected in the proposed amendment and restatement are as follows:

•	Adoption of an aggregate issuable share reserve of 13,041,803 shares, which includes the current share reserve of 7,041,803 shares and 6,000,000 new shares.

•	To increase the current number of shares available in the 2013 Plan from 784,703 to 6,784,703 by adding 6,000,000 shares to the 2013 Plan.

•	The portion of the 2013 Plan’s share reserve that may be issued in the form of full value awards will be decreased from 80 percent to 50 percent.

•	The 2013 Plan will no longer provide for automatic acceleration of equity awards upon a change in control.

•	A one-year minimum vesting requirement will be made applicable to all forms of awards, with only limited exceptions.

•	Our Compensation Committee’s discretionary authority to accelerate the vesting of awards under the 2013 Plan will be limited to situations involving a change in control or a participant’s death or disability.

•	A limit will be placed on the amount of equity awards that may be granted to any non-employee director in any calendar year.

The proposed amendment and restatement also includes certain clarifying, administrative, and technical changes.

When the 2013 Plan became effective upon approval by our shareholders on May 9, 2013, no further awards were permitted under our then existing 1997 Omnibus Stock Plan (the “1997 Plan”), and the 2013 Plan’s original share reserve of 3,400,000 shares was supplemented by 3,641,803 shares remaining available for future awards under the 1997 Plan on the effective date of the 2013 Plan, for a total share reserve of 7,041,803 shares, to which we are now requesting an increase in the aggregate share reserve by 6,000,000 additional shares, for a new amended and restated total share reserve of 13,041,803 shares. Since it became effective, the 2013 Plan has been the only plan under which equity awards may be made to our employees and non-employee directors. As of March 1, 2016, under the 2013 Plan, 2,393,835 shares subject to full-value awards have been granted and there were 784,703 shares of our common stock remaining available for future grants of awards.

Shareholder Approval and Board of Directors Recommendation

Shareholder approval of the proposed amendment and restatement of the 2013 Plan is being sought in order to (i) satisfy the shareholder approval requirements of the NASDAQ Stock Market, (ii) obtain shareholder re-approval of the material terms of awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Code”), and (iii) obtain shareholder approval of the increased number of shares that may be subject to incentive stock options under to Code Section 422.

Our Board of Directors recommends that our shareholders vote FOR the amendment and restatement of the 2013 Plan because it believes that increasing the 2013 Plan’s share reserve will be critical in enabling us to continue to provide a competitive mix of compensation to our key employees. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the amendment and restatement of the 2013 Plan. If the amendment and restatement is not approved by our shareholders, the 2013 Plan in its current form will remain in effect, and we will remain subject to its existing share reserve.

Basis for the Requested Share Reserve Increase

Long-term equity-based incentives play a critical role in our executive compensation program, motivating executives to make decisions that focus on long-term shareholder value creation, aligning executives’ interests with the interests of shareholders and serving as an effective retention device. Our ability to continue to provide a competitive level of long-term equity-based compensation is considered to be of utmost importance to our success. Given the importance of providing competitive levels of equity-based compensation, and the shares remaining available for awards under the 2013 Plan, the Compensation Committee and the Board of Directors have decided to seek shareholder approval for an increase in the share reserve.

In determining the proposed increase in the share reserve for the 2013 Plan, our Compensation Committee considered a number of factors, including the following:

•	the shares available and outstanding awards under the 2013 Plan;

•	how long the shares available under the 2013 Plan are expected to last;

•	our historical equity award granting practices, including our three-year average share usage rate, or “burn rate”; and

•	the expected dilutive impact.

These factors are further discussed below.

Shares available and outstanding awards. On page 56 of the FORM 10-K (pertaining to our most recent fiscal year which ended December 31, 2015), filed with the Securities and Exchange Commission on February 29, 2016, within Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters, subsection (a) Equity Compensation Plans, we provide information about the shares of our common stock that may be issued under the 2013 Plan.

As of March 1, 2016, there were 143,229,260 shares of our common stock issued and outstanding. The closing sale price of a share of our common stock on the NASDAQ Stock Market on that date was $70.74. As of March 1, 2016, 6,150,861 shares were subject to outstanding option awards with a weighted average exercise price of $65.03 and weighted average remaining contractual term of 8.1 years, 2,399,562 shares were subject to unvested outstanding full-value awards and 784,703 shares remained available for future grant under the Company’s equity plans.

Historical equity granting practices. Our three-year average annual equity grant rate, or “burn rate”, for the 2013-2015 period was 2.44 percent, calculated on the basis utilized by the Proxy Advisory Services division of Institutional Shareholder Services, Inc. (“ISS”). This compares to ISS’s benchmark guidance of 2.04 percent for our industry classification among S&P 500 companies.

Expected duration of available shares. We expect to continue making equity awards consistent with our practices over the past three years, and to maintain an average annual burn rate over the next three years in line with our average for the 2013-2015 period. On that basis, we expect that shares currently remaining available for awards under the 2013 Plan will likely be insufficient to continue making awards beyond 2015, but that the shares available for future awards if the amendment and restatement of the 2013 Plan is approved would be sufficient for equity awards for approximately two years.

Potential Dilution. As of March 1, 2016, the 143,229,260 shares of our common stock subject to outstanding awards under the 2013 and 1997 Plans and available for future awards under the 2013 Plan represented approximately 6.52 percent of the fully-diluted number of our common shares outstanding. The 6,000,000 shares proposed to be added to the 2013 Plan’s share reserve would increase the voting power dilution percentage to approximately 10.71 percent.

Expectations regarding future share usage under the 2013 Plan are naturally based on a number of assumptions regarding factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the 2013 Plan reserve through forfeitures, cancellations and the like, the level at which performance-based awards pay out, and our future stock price performance. While the Compensation Committee believes that the assumptions utilized are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Key Compensation Practices

The 2013 Plan as it is proposed to be amended and restated includes a number of features that we believe are consistent with the interests of our shareholders and sound corporate governance practices, including the following:

•	No repricing of underwater options or stock appreciation rights without shareholder approval. The 2013 Plan prohibits, without shareholder approval, actions to reprice, replace, or repurchase options or stock appreciation rights (“SARs”) when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

•	No discounted option or SAR grants. The 2013 Plan requires that the exercise price of options or SARs be at least equal to the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

•	Minimum vesting period for all awards. A minimum vesting or performance period of one year is prescribed for all awards, subject only to limited exceptions.

•	No liberal share recycling provisions. We may not add back to the 2013 Plan’s share reserve shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards, shares that we repurchase using option exercise proceeds and shares subject to an option or SAR award that are not issued in connection with the stock settlement of that award upon its exercise.

•	No liberal definition of “change in control.” No change in control would be triggered by shareholder approval of a business combination transaction, the announcement or commencement of a tender offer or any Board assessment that a change in control is imminent.

•	No automatic accelerated vesting of equity awards upon a change in control.

•	Limit on non-employee director awards. Equity awards to each non-employee director are subject to an annual grant date fair value limit.

•	Limit on discretionary authority to accelerate vesting. Our Compensation Committee’s discretionary authority to accelerate the vesting of awards will be limited to situations involving a change in control or a participant’s death or disability.

•	Preponderance of performance-based awards. Measured on a basis of total shares subject to awards granted, 58 percent of the awards granted under the 2013 Plan during the period 2013-2015 have been subject to performance-based vesting conditions.

Description of the Amended and Restated 2013 Plan

The major features of the 2013 Plan as proposed to be amended and restated are summarized below, and references to the “Plan” in the following discussion refer to the 2013 Plan as proposed to be amended and restated unless otherwise indicated. The summary is qualified in its entirety by reference to the full text of the 2013 Plan, which has been filed as Appendix A to the definitive proxy statement for our 2016 Annual Meeting that we have filed with the Securities and Exchange Commission (“SEC”) and is available at the SEC’s website, www.sec.gov.

Purpose of the Plan. The 2013 Plan is intended to advance the interests of our Company and its shareholders by enabling us to attract and retain the best available personnel for positions of responsibility, and to provide them with incentive awards intended to align their interests with those of our shareholders and thereby promote our long-term business success.

Eligible Participants. Employees, consultants, advisors and independent contractors of the Company or any subsidiary, as well as non-employee directors of the Company, are eligible to receive awards under the 2013 Plan. As of March 1, 2016, there were approximately 13,325 employees of the Company and its subsidiaries, eight non-employee directors of the Company and an indeterminate number of consultants and advisors who would be eligible to receive awards under the 2013 Plan. Although not necessarily indicative of future grants under the 2013 Plan, as of the same date, approximately 2,900 of the 13,325 eligible employees and all of the non-employee directors have been granted awards under the 2013 Plan, but no consultants or advisors have been granted awards under the 2013 Plan.

Administration. The 2013 Plan is administered by the Compensation Committee. To the extent consistent with applicable law, the Compensation Committee may delegate its duties, power and authority under the 2013 Plan to any of its members, to our executive officers or non-employee directors with respect to awards to participants who are not themselves our directors or executive officers, or to one or more agents or advisors with respect to non-discretionary administrative duties.

The Compensation Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. The Compensation Committee may also establish and modify rules to administer the 2013 Plan, interpret the 2013 Plan and any related award agreement, cancel or suspend an award, accelerate the vesting of an award in connection with a change in control or the death or disability of a participant, and otherwise modify or amend the terms of outstanding awards to the extent permitted under the 2013 Plan, and require or permit the deferral of the settlement of an award. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a participant who would be adversely affected by such an amendment must consent to it.

Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2013 Plan prohibits the Compensation Committee from repricing any outstanding “underwater” option or SAR awards without the prior approval of our shareholders. For these purposes, a “repricing” includes amending the terms of an option or SAR award to lower the exercise price, canceling an option or SAR award and granting in exchange replacement options or SARs having a lower exercise price or canceling an underwater option or SAR award in exchange for cash, other property or a full value award.

Subject to certain limits in the 2013 Plan, the Compensation Committee may also establish subplans or modify the terms of awards under the 2013 Plan with respect to participants who reside outside of the United States or are employed by a non-U.S. subsidiary in order to comply with local legal requirements.

Available Shares and Limitations on Awards. A maximum of 784,703 shares of our common stock are available for awards and issuance under the 2013 Plan. No more than 50 percent of the total shares available for issuance under the 2013 Plan, including the shares carried over from the 1997 Plan, may be the subject of full value awards. All of the shares available for issuance under the 2013 Plan may be the subject of incentive stock option awards. The shares of common stock that may be issued under the 2013 Plan are authorized but unissued or treasury shares. The number of shares of common stock subject to options or SARs that may be granted to any one participant during a calendar year under the 2013 Plan may not exceed 500,000. There are certain additional limitations on individual awards intended to qualify as performance-based compensation under Code Section 162(m), as discussed below. All of these share limitations are subject to adjustment for changes in our corporate structure or shares, as described below.

The aggregate grant date fair value of all awards granted during any calendar year under the 2013 Plan to any non-employee director (other than awards granted at the election of the director in lieu of cash retainers or fees otherwise payable to the director) may not exceed $500,000.

The 2013 Plan share reserve will be reduced by one share for every one share issued or issuable pursuant to an award under the 2013 Plan. Any shares of common stock subject to an award under the 2013 Plan, or to an award under the 1997 Plan that was outstanding on the date our shareholders originally approved the 2013 Plan, that expires, is forfeited or terminated, or is settled or paid in cash will, to the extent of such expiration, forfeiture, termination or cash settlement, automatically replenish the 2013 Plan share reserve and become available for future awards. However, any shares tendered or withheld to pay the exercise price of an option award, any shares tendered or withheld to satisfy a tax withholding obligation in connection with any award, any shares repurchased by us using option exercise proceeds and any shares subject to an option or SAR award that are not issued in connection with the stock settlement of that award on its exercise will not replenish the 2013 Plan share reserve and may not be used again for future awards.

Awards granted or shares of our common stock issued under the 2013 Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our subsidiaries (referred to as “substitute awards”) will not reduce the share reserve under the 2013 Plan. Additionally, if a company acquired by us or any of our subsidiaries has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition, the unused shares under that pre-existing plan may be used for awards under the 2013 Plan and will not reduce the share reserve under the 2013 Plan, but only if the awards are made to individuals who were not employed by or providing services to us or any of our subsidiaries immediately prior to such acquisition.

Types of Awards. The 2013 Plan permits us to grant stock option awards, SAR awards, restricted stock awards, stock unit awards and other stock-based awards to eligible recipients. These types of awards are described in more detail below.

Options. Employees of our Company or any subsidiary may be awarded “incentive stock options” within the meaning of Code Section 422, and any eligible recipient may be awarded options to purchase common stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The exercise price to be paid by a participant at the time an option is exercised may not be less than 100 percent of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described earlier. “Fair market value” under the 2013 Plan as of any date means the closing sale price of a share of our common stock on the NASDAQ Stock Market on that date.

The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Compensation Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to us of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.

An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Compensation Committee, and no option may have a term greater than 10 years from its date of grant.

Stock Appreciation Rights. A SAR award provides the right to receive a payment from us equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our common stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The Compensation Committee determines whether payment will be made in shares of our common stock, cash or a combination of both. The exercise price per share of a SAR award will be determined by the Compensation Committee, but may not be less than 100 percent of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. A SAR award may not have a term greater than 10 years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the 2013 Plan, as may be determined by the Compensation Committee.

Restricted Stock Awards. A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the Compensation Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Compensation Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously in our service for a certain period or that we, or any of our subsidiaries or business units, satisfy specified performance goals. Unless otherwise specified by the Compensation Committee, dividends and distributions, other than regular cash dividends, that are paid on restricted shares will be subject to the same restrictions as the underlying shares. Participants are entitled to vote restricted shares prior to the time they vest.

Stock Unit Awards. The grant of a stock unit provides the right to receive the fair market value a share of our common stock, payable in cash, shares, or a combination of both. A stock unit award vests at such times and in such installments as may be determined by the Compensation Committee. Until it vests, a stock unit award is subject to restrictions on transferability and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2013 Plan, as may be determined by the Compensation Committee. The Compensation Committee may provide for the payment of dividend equivalents on stock unit awards and other stock-based awards.

Other Stock-Based Awards. The Compensation Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in shares of our common stock under the 2013 Plan. The Committee has complete discretion in determining the terms and conditions of such awards.

Minimum Vesting Periods. Awards that vest based solely on the satisfaction of service-based vesting conditions are subject to a minimum vesting period of one year from the date of grant, and awards whose grant or vesting is subject to performance-based vesting conditions must be subject to a performance period of at least one year. These required vesting and performance periods will not apply: (i) to awards granted in payment of other compensation that is already earned and payable, (ii) upon a change in control, (iii) upon termination of service due to death or disability, (iv) to a substitute award that does not reduce the vesting period of the award being replaced, or (v) to awards involving an aggregate number of shares not in excess of 5 percent of the 2013 Plan’s share reserve.

Transferability of Awards. In general, no right or interest in any award under the 2013 Plan may be assigned or transferred by a participant, except by will or the laws of descent and distribution. However, the Compensation Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a qualified domestic relations order. Any permitted transferee of an award will remain subject to all the terms and conditions of the award applicable to the participant.

Effect of Termination of Service. If a participant’s employment or other service relationship with us and our subsidiaries is terminated, the 2013 Plan provides that unvested portions of his or her outstanding awards will be forfeited and vested portions of outstanding option and SAR awards will continue to be exercisable for a period of either 90 days or one year after termination, depending on the reason for the termination, unless the termination is for cause. In that case, the vested but unexercised portions of option and SAR awards will also be terminated. “Cause” for termination generally involves misappropriation of our cash or property or failure to comply with applicable confidentiality, noncompetition and data security obligations. The Compensation Committee may provide for different termination consequences in an individual award agreement.

Performance-Based Compensation Under Section 162(m). The Compensation Committee may grant full value awards under the 2013 Plan to employees who are or may be “covered employees,” as defined in Code Section 162(m), that are intended to be “performance-based compensation” within the meaning of Section 162(m) in order to preserve the deductibility of those awards for federal income tax purposes. Under current IRS interpretations, “covered employees” of a company for any year are its chief executive officer and any other executive officer (other than the chief financial officer) who is among the three other most highly compensated executive officers employed by the company at the end of that year. Participants are entitled to receive payment for a Section 162(m) performance-based award for any given performance period only to the extent that pre-established performance goals set by the Compensation Committee for the performance period are satisfied. Option and SAR awards granted under the 2013 Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes.

The maximum number of our shares that may be the subject of full value awards that are intended to qualify as performance-based compensation for purposes of Section 162(m), that are denominated in shares or share equivalents and that are granted to any participant during any calendar year may not exceed 500,000 shares. The maximum amount payable with respect to any full value awards that are intended to qualify as performance-based compensation for purposes of Section 162(m), that are denominated other than in shares or share equivalents and that are granted to any participant during any calendar year shall not exceed $10,000,000.

The pre-established performance goals set by the Compensation Committee must be based on one or more of the following performance measures specified in the 2013 Plan: (i) sales values, (ii) volume, (iii) revenue, (iv) income from operations, (v) net sales, (vi) net earnings, (vii) earnings before one or more of interest expense, interest income, taxes, depreciation, amortization or incentive compensation expense, (viii) profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on costs, return on invested or average capital employed and return on net sales) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenue or net sales, (ix) cash flow, (x) market share, (xi) margins (including, but not limited to, one or more of gross, operating and net earnings margins), (xii) stock price, (xiii) economic value, (xiv) cumulative total return to shareholders, (xv) asset quality, (xvi) non-performing assets, (xvii) operating assets, (xviii) improvement in or attainment of expense levels or cost savings, and (xix) improvement in or attainment of working capital levels.

The Compensation Committee may select one measure or multiple measures for assessing performance, and the measurement may be based upon company-wide, subsidiary, business unit or individual performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies or other external measures. The Compensation Committee will define in an objective fashion the manner of calculating the performance goals based on the performance measures it elects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). In determining the actual amount to be paid with respect to an individual performance-based award for a performance period, the Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

Approval of the 2013 Plan at the 2016 Annual Meeting will be deemed to include re-approval of the material terms of awards intended to qualify as performance-based compensation under Section 162(m), including the business criteria on which performance goals are based and the maximum awards that may be made to any individual.

Change in Control. If a change in control of our Company occurs, the Committee may take such actions with respect to outstanding Awards as it deems appropriate under the circumstances, which may include (i) providing for the continuation, assumption or replacement of outstanding awards by the surviving or successor entity; (ii) providing that outstanding awards will terminate upon or immediately prior to the consummation of such change in control; (iii) providing that outstanding awards will vest and become exercisable or payable, in whole or in part, prior to or upon consummation of such change in control, or upon termination of a participant’s employment or other service under specified conditions within a specified period of time after the change in control; or (iv) providing for the cancellation of any outstanding award in exchange for a payment equal to the intrinsic value of the award at the time of the change in control. The Committee may specify the action to be taken in an award agreement or may take the action prior to or coincident with the change in control, and is not required to treat all awards or all participants similarly.

For these purposes, a “change in control” generally refers to a merger or consolidation involving us, a sale of all or substantially all of our assets, the acquisition by a person or group of more than 50 percent of the voting power of our stock, or certain changes in the composition of our Board of Directors.

Share Adjustment Provisions. If certain transactions with our shareholders occur that cause the per share value of our common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), the Compensation Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2013 Plan, (ii) outstanding awards as to the class, number of shares and exercise price per share, and (iii) award limitations prescribed by the 2013 Plan. In connection with other types of transactions that may also affect our common stock, such as reorganizations, mergers or consolidations, the Compensation Committee may make similar equitable adjustments in its discretion.

Deferral of Payouts. The Compensation Committee may permit or require the deferral by a participant of the receipt of shares or cash in settlement of any full value award under the 2013 Plan, and will prescribe the terms, conditions and procedures for such deferrals, which may include effecting a deferral in accordance with our Nonqualified Deferred Compensation Plan. Shares to effect the settlement of any such deferral will be drawn from and charged against the 2013 Plan’s share reserve.

Effective Date and Term of the 2013 Plan. The 2013 Plan became effective on May 9, 2013, the date it was originally approved by our shareholders. The amendment and restatement of the 2013 Plan will become effective on the date our shareholders approve it, provided such approval occurs before June 30, 2016. Unless terminated earlier, the 2013 Plan will terminate on May 9, 2023. Awards outstanding under the 2013 Plan at the time it is terminated will continue in accordance with their terms. Our Board of Directors may suspend or terminate the 2013 Plan at any time.

Amendment of the Plan. Our Board of Directors may amend the 2013 Plan at any time, but no amendments will be effective without shareholder approval if such approval is required under applicable laws or regulations or under the rules of the NASDAQ Stock Market. No amendment of the 2013 Plan may adversely affect any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or stock exchange rules.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the 2013 Plan, based on current statutes, regulations and interpretations.

Nonqualified Stock Options. If a participant is granted a nonqualified stock option under the 2013 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.

Incentive Stock Options. If a participant is granted an incentive stock option under the 2013 Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.

Other Awards. The current federal income tax consequences of other awards authorized under the 2013 Plan generally follow certain basic patterns. SAR awards are taxed and deductible in substantially the same manner as nonqualified stock options. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Section 162(m) of the Code. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as “performance-based compensation.” The 2013 Plan is intended to meet the requirements of Section 162(m), but full value awards granted under the 2013 Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established objective performance goals.

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the 2013 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20 percent income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

Awards Under the Amended and Restated 2013 Plan

Because the amendment and restatement of the 2013 Plan will not become effective until it is approved by our shareholders, the Compensation Committee has not yet approved any awards under, or subject to, the 2013

Plan as amended and restated. In addition, because all awards under the 2013 Plan are discretionary with the Compensation Committee, neither the number nor types of future 2013 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable. Information regarding awards made under the 2013 Plan during 2015 to our named executive officers is provided under the caption “Grants of Plan-Based Awards” on page 29 of this proxy statement.

Board Voting Recommendation:

The Board of Directors recommends a vote “FOR” the proposal to approve the amendment to and restatement of the C.H. Robinson Worldwide, Inc. 2013 Equity Incentive Plan.

PROPOSAL FOUR: SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Deloitte & Touche LLP as independent public accountants for C.H. Robinson for the fiscal year ending December 31, 2016. Representatives of Deloitte & Touche LLP will be present at our Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer shareholder questions. If the appointment of Deloitte & Touche LLP is not ratified by the shareholders, the Audit Committee is not obligated to appoint other accountants, but the Audit Committee will give consideration to such unfavorable vote.

Independent Auditors’ Fees

The following table summarizes the total fees for audit services provided by the independent auditor for the audit of our annual consolidated financial statements for the year ended December 31, 2015, and December 31, 2014. The table also includes fees billed for other services provided by the independent auditor during the same periods.

Fees	2015	2014
Audit Fees (a)	$1,494,700	$1,481,726
Audit-Related Fees (b)	38,000	42,646
Tax Fees (c)	339,357	313,159

Total	$1,872,057	$1,837,531

(a)	Fees for audit services billed or expected to be billed relating to 2015 and 2014 consisted of:

•	Audit of the company’s annual financial statements and internal controls over financial reporting.

•	Reviews of the company’s quarterly financial statements.

•	Statutory and regulatory audits, consents, and other services related to Securities and Exchange Commission matters.

(b)	Fees for audit-related services billed or expected to be billed consisted of:

•	Employee benefit plan audit

(c)	Fees for tax services billed for tax compliance and tax planning and advice:

•	Fees for tax compliance services totaled $313,159 and $339,357 in 2014 and 2015, respectively. Tax compliance services are services provided based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings.

•	Fees for tax planning and advice services totaled $0 and $0 in 2014 and 2015, respectively. Tax planning and advice are services provided for proposed transactions or other general tax planning matters.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services provided by the independent auditor during 2015 and 2014 were pre-approved, following the policies and procedures of the Audit Committee.

Preapproval Policy

All of the professional services were approved or preapproved in accordance with policies of the Audit Committee and the company. These polices describe the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent auditor may perform. The policy requires that before work begins, a description of the services (the “Service List”) expected to be performed by the independent auditor, in each of the Disclosure Categories, be presented to the Audit Committee for approval.

Any requests for audit, audit-related, tax, and other services not included on the Service List must be submitted to the Audit Committee for specific preapproval and cannot begin until approval has been granted. Normally, preapproval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the chairman of the Audit Committee. The chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific preapproval.

In addition, although not required by the rules and regulations of the Securities and Exchange Commission, the Audit Committee generally requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the company to receive immediate assistance from the independent auditor when time is of the essence.

The Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees.

The policy contains a de minimis provision that enables retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the preapproval requirement to be waived if all of the following criteria are met:

1.	The service is not an audit, review, or other attest service;

2.	The total amount of all such services provided under this provision does not exceed the lesser of $20,000 or five percent of total fees paid to the independent auditor in a given fiscal year;

3.	The services were not recognized at the time of the engagement to be non-audit services;

4.	The services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and

5.	The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements of Regulation S-X of the Securities Exchange Act of 1934, as amended.

BOARD VOTING RECOMMENDATION

The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the company’s independent auditors.

SOLICITATION OF PROXIES

C.H. Robinson is paying the costs of solicitation, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials and this Proxy Statement. Proxies are being solicited primarily over the internet, but the solicitation may be followed by solicitation in person, by mail, by telephone, by facsimile, or by regular employees of C.H. Robinson without additional compensation. C.H. Robinson will reimburse brokers, banks and other custodians, and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the company’s shareholders.

PROPOSALS FOR THE 2017 ANNUAL MEETING

Consistent with our Bylaws and federal securities laws, any shareholder proposal to be presented at the 2017 Annual Meeting of Shareholders must be received at C.H. Robinson’s executive offices, 14701 Charlson Road, Eden Prairie, Minnesota 55347, not less than 90 days before the first anniversary of the prior year’s meeting. Assuming that our 2016 Annual Meeting is held on schedule, we must receive notice pertaining to the 2017 Annual Meeting no later than February 13, 2017. Proposals should be sent to the attention of the Secretary, and must include certain information about the shareholder, and the business they want to be conducted. These requirements are provided in greater detail in our company Bylaws. C.H. Robinson will exercise its discretionary authority with respect to any matter not properly presented by February 13, 2017. Furthermore, with respect to any proposal that a shareholder desires to be included in the company’s 2017 proxy materials, such notice must be received at the above address no later than November 28, 2016.

HOUSEHOLDING

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We household our proxy materials and annual reports for shareholders, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please contact us in writing or by telephone at C.H. Robinson Worldwide, Inc., Attention: Chief Legal Officer and Secretary, by telephone at (952) 937-7829, or by writing to him at 14701 Charlson Road, Eden Prairie, MN 55347. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a shareholder at a shared address to which a single copy of either document was delivered.

GENERAL

Our Annual Report and Form 10-K for the fiscal year ended December 31, 2015, are available on the internet at www.proxyvote.com. The Annual Report is not part of the soliciting materials.

Please vote using the internet or by telephone or, if you elect to receive paper copies of the proxy materials, by mail. Please sign, date, and return your proxy or voting instruction form in the prepaid envelope you received. We encourage you to attend the May 12, 2016, Annual Meeting. We will not require tickets for admission to the meeting. However, to assure that attendance is limited to shareholders, if you are not a registered shareholder, please bring with you some proof of C.H. Robinson Worldwide, Inc. Common Stock ownership, such as a current brokerage statement, and a form of identification bearing a photograph. No cameras, mobile telephones, or pagers will be allowed to be used in the meeting room.

The information in this Proxy Statement under the captions “Compensation Discussion and Analysis,” the “Compensation Committee Report,” and “Audit Committee Report” is not incorporated by reference into any filing by the company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that in any such filing the company expressly so incorporates such information by reference. Additionally, the “Compensation Committee Report,” and “Audit Committee Report” are not “soliciting material” or to be “filed’ with the Securities and Exchange Commission.

By Order of the Board of Directors

Ben G. Campbell
Chief Legal Officer and Secretary

April 1, 2016

APPENDIX A

C.H. ROBINSON WORLDWIDE, INC.

2013 EQUITY INCENTIVE PLAN

(As Amended and Restated as of May 12, 2016)

1. Purpose. The purpose of the C.H. Robinson Worldwide, Inc. 2013 Equity Incentive Plan (the “Plan”) is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s stockholders, and to thereby promote the Company’s long-term business success.

2. Definitions. In this Plan, the following definitions will apply.

(a) “Affiliate” means any entity that is a Subsidiary or Parent of the Company.

(b) “Agreement” means the written or electronic agreement or notice containing the terms and conditions applicable to each Award granted under the Plan. An Agreement is subject to the terms and conditions of the Plan.

(c) “Award” means the grant of a compensatory award under the Plan in the form of an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, or an Other Stock-Based Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition, a Participant’s (i) embezzlement or misappropriation of Company funds or property, (ii) failure to comply, as determined by the Company, with any applicable confidentiality, noncompetition or data security agreement or obligation, or (iii) failure to comply, as determined by the Company, with any applicable Management-Employee Agreement, Sales Employee Agreement or other agreement containing post-employment restrictions.

(f) “Change in Control” means any one of the following:

(1) An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:

(A) any acquisition of securities of the Company by an Exchange Act Person directly or indirectly from the Company for the purpose of providing financing to the Company;

(B) any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities as of the effective date of this Plan; or

(C) any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of more than 50% of the Company’s Voting Securities.

If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of more than 50% of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred.

(2) Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.

(3) The consummation of a Corporate Transaction unless, immediately following such Corporate Transaction, (i) all or substantially all of the Persons who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, at least 60% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity (or its Parent) resulting from such Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s Voting Securities, or (ii) at least 60% of the directors of the surviving or acquiring entity (or its Parent) are Continuing Directors.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 2(f) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

(g) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

(h) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of the rules and regulations of the NASDAQ Stock Market, (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, and (iii) an outside director for purposes of Code Section 162(m). The Committee shall be the Compensation Committee of the Board unless otherwise specified by the Board.

(i) “Company” means C.H. Robinson Worldwide, Inc., a Delaware corporation, or any successor thereto.

(j) “Continuing Director” means an individual (A) who is, as of the effective date of the Plan, a director of the Company, or (B) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the then Continuing Directors, but excluding for purposes of this clause (B) any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest.

(k) “Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, statutory share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving corporation.

(l) “Disability” means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning Code Section 22(e)(3).

(m) “Employee” means an employee of the Company or an Affiliate.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(o) “Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Subsidiary; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.

(p) “Fair Market Value” means the fair market value of a Share determined as follows:

(1) If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2) If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

(q) “Full Value Award” means an Award other than an Option or Stock Appreciation Right.

(r) “Good Reason” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition, any of the following acts by the Company or the Affiliate to which the Participant provides Service and which occur without the Participant’s consent: (i) a material diminution in the Participant’s authority, duties or responsibilities; (ii) requiring the Participant to be based or to regularly perform Services at any location that is in excess of 50 miles from the principal location at which the Participant previously provided Services; or (iii) a material reduction in the Participant’s base salary or other material adverse change in the elements of compensation provided to Participant (other than a reduction or change applied generally to all salaried employees of the Company). Notwithstanding the foregoing, Good Reason shall not exist unless the Participant shall have first provided written notice to the Company of the occurrence of one or more of the conditions under clauses (i) through (iii) of this paragraph within 90 days of the condition’s initial occurrence, and such condition is not fully remedied by the Company within 30 days after the Company’s receipt of written notice from you.

(s) “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(t) “Group” means two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

(u) “Non-Employee Director” means a member of the Board who is not an Employee.

(v) “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

(w) “Other Stock-Based Award” means an Award described in Section 11 of this Plan.

(x) “Parent” means a “parent corporation,” as defined in Code Section 424(e).

(y) “Participant” means a person to whom an Award is or has been made in accordance with the Plan.

(z) “Performance-Based Compensation” means an Award to a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Code Section 162(m)(3)) and that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.

(aa) “Plan” means this C.H. Robinson Worldwide, Inc. 2013 Equity Incentive Plan, as amended and in effect from time to time.

(bb) “Prior Plan” means the C.H. Robinson Worldwide, Inc. 1997 Omnibus Stock Plan, as amended and restated as of the effective date of this Plan.

(cc) “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(dd) “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services or upon the entity for which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(ee) “Service Provider” means an Employee, a Non-Employee Director, or any consultant or advisor who is a natural person and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.

(ff) “Share” means a share of Stock.

(gg) “Stock” means the common stock, $0.10 par value, of the Company.

(hh) “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(ii) “Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, forfeiture conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(jj) “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(kk) “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

(ll) “Voting Securities” of an entity means the outstanding equity securities entitled to vote generally in the election of directors of such entity.

3. Administration of the Plan.

(a) Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

(b) Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1) determining the Service Providers to whom Awards will be granted, the timing of each such Award, the types of Awards and the number of Shares or amount of cash covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2) cancelling or suspending an Award, accelerating the vesting of an Award (but only in situations involving the death or Disability of the applicable Participant or in connection with a Change in Control), or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 6(b), 15(d) and 15(e);

(3) establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement made under the Plan, correcting any defect or omission or reconciling any inconsistency in the Plan and any Award or Agreement, and making all other determinations necessary or desirable for the administration of the Plan; and

(4) taking such actions as are described in Section 3(c) with respect to Awards to foreign Service Providers.

(c) Awards to Foreign Service Providers. The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

(d) Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(h). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(e) Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

(f) Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the penultimate sentence of Section 3(d), shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

4. Shares Available Under the Plan.

(a) Maximum Shares Available. Subject to Section 4(b) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 13,041,803. No more than fifty percent (50%) of the total Shares available for issuance under the Plan as provided in the previous sentence may be the subject of Full Value Awards. Shares issued under the Plan may come from authorized and unissued shares or treasury shares. In determining the number of Shares to be counted against the Plan’s share reserve in connection with any Award, the following rules shall apply:

(1) Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of Shares could be received.

(2) Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

(3) Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(4) Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(b) Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under the Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that is forfeited, terminated or expires or is settled for cash shall, to the extent of such forfeiture, termination, expiration or cash settlement, become available for future Awards under this Plan, and the total number of Shares available for grant under Section 4(a) shall be correspondingly increased. The following Shares shall not, however, become available for future Awards or increase the number of Shares available for grant under Section 4(a): (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of a stock option issued under this Plan or the Prior Plan, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to any awards under this Plan or the Prior Plan, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or the Prior Plan, and (iv) Shares subject to a stock option or stock appreciation rights award issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that award upon its exercise.

(c) Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

(d) No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, either pay cash in lieu of any fractional Share in settlement of an Award or eliminate any fractional Share.

(e) Individual Option and SAR Limit. The aggregate number of Shares subject to Options and/or Stock Appreciation Rights granted during any calendar year to any one Participant shall not exceed 500,000 Shares, subject to adjustment as provided in Section 12(a).

(f) Performance-Based Compensation Limit. With respect to Awards of Performance-Based Compensation, (i) the maximum number of Shares that may be the subject of Full Value Awards that are denominated in Shares or Share equivalents and that are granted to any Participant during any calendar year shall not exceed 500,000 Shares (subject to adjustment as provided in Section 12(a)); and (ii) the maximum amount payable with respect to Full Value Awards that are denominated other than in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed $10,000,000.

(g) Limits on Awards to Non-Employee Directors. The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards granted during any calendar year to any Non-Employee Director (excluding any Awards granted at the election of a Non-Employee Director in lieu of all or any portion of retainers or fees otherwise payable to Non-Employee Directors in cash) shall not exceed $500,000.

5. Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees.

6. General Terms of Awards.

(a) Award Agreement. Except for any Award that involves only the immediate issuance of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

(b) Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date), and any applicable performance period. Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable Grant Date, and Awards whose grant or vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i) a Change in Control, (ii) a termination of Service due to death or Disability, (iii) to a Substitute Award that does not reduce the vesting period of the award being replaced, (iv) Awards made in payment of or exchange for other compensation already earned and payable, and (v) Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 4(a).]

(c) Transferability. Except as provided in this Section 6(c), and except for an Award that involves only the immediate issuance of unrestricted Shares, (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect and unenforceable against the Company or any Affiliate. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a qualified domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

(d) Designation of Beneficiary. To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award payable on or after the Participant’s death. Any such designation shall be on a form approved by the Committee and shall be effective upon its receipt by the Company.

(e) Termination of Service. Unless otherwise provided in an Agreement, and subject to Section 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or Stock Appreciation Right, as applicable):

(1) Upon termination of Service for Cause, or conduct during a post-termination exercise period that would constitute Cause, all unexercised Options and SARs and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

(2) Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.

(3) Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period of three months after the date of such termination. However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Options and SARs may be exercised for a period of one year after the date of such termination.

(4) Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Options and SARs may be exercised for a period of one year after the date of such termination.

(f) Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

(g) Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance goals have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 17 of this Plan. Except as provided in Section 17 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or an adjustment or waiver of the achievement of performance goals upon the occurrence of certain events, which may include a Change in Control, a Corporate Transaction, a recapitalization, a change in the accounting practices of the Company, or the Participant’s death or Disability.

(h) Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR. Any dividends or distributions, other than regular cash dividends, that are paid with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents on the units or other Share equivalents subject to the Award based on dividends actually declared on outstanding Shares. The terms of any dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. The Committee may, in its discretion, provide in an Agreement for restrictions on dividends and dividend equivalents in addition to those specified in this Section 6(h).

(i) Deferrals of Full Value Awards. The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Full Value Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and subject further to compliance with the applicable requirements of Code Section 409A. The terms, conditions, rules and procedures for any such deferral shall be set forth in writing in the relevant Agreement or in such other agreement, plan or other document as the Committee may determine, including the Robinson Companies Nonqualified Deferred Compensation Plan, as amended (the “NQDC Plan”), or some combination of such documents. The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: (i) the permissible time(s) and form(s) of payment of deferred amounts; (ii) the terms of any deferral elections by a Participant or of any deferral required by the Company; and (iii) the crediting of interest or dividend equivalents on deferred amounts. To the extent that any such deferral is effected in accordance with the NQDC Plan, the stock units credited to the NQDC Plan account of a Participant shall be deemed Stock Units for purposes of this Plan, and if settled in Shares, such Shares shall be drawn from and charged against the Plan’s share reserve.

7. Stock Option Awards.

(a) Type and Exercise Price. The Agreement pursuant to which an Option is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b) Payment of Exercise Price. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, which may include, to the extent permitted by the Committee, payment under a broker-assisted sale and remittance program acceptable to the Committee. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

(c) Exercisability and Expiration. Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. No Option shall be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.

(d) Incentive Stock Options.

(1) An Option will constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option’s Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Qualified Stock Option. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall be the total number of Shares in the Plan’s share reserve as specified in the first sentence of section 4(a), subject to adjustment as provided in Section 12(a).

(2) No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option will expire no later than five years after its Grant Date.

(3) For purposes of continued Service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

(4) If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Qualified Stock Option.

(5) The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.

8. Stock Appreciation Rights.

(a) Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, or (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b) Exercise of SAR. Each Stock Appreciation Right may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR shall be exercisable at any time after its scheduled expiration. When a SAR Right is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR.

9. Restricted Stock Awards.

(a) Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

(b) Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent. Any such book-entry shall be subject to transfer restrictions and accompanied by corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the corresponding transfer restrictions will be removed from the book-entry evidencing such Shares. Such vested Shares may, however, remain subject to additional restrictions as provided in Section 18(c). Except as otherwise provided in the Plan or an applicable Agreement (which may include a waiver by the Participant of the right to vote or receive any dividend or distribution with respect to Shares of Restricted Stock), a Participant with a Restricted Stock Award shall have all the rights of a stockholder with respect to the Shares of Restricted Stock subject thereto.

10. Stock Unit Awards.

(a) Vesting and Consideration. A Stock Unit Award shall be subject to vesting conditions, and the corresponding lapse or waiver of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

(b) Payment of Award. Following the vesting of a Stock Unit Award, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee. If the Stock Unit Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

11. Other Stock-Based Awards. The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

12. Changes in Capitalization, Corporate Transactions, Change in Control.

(a) Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718—Stock Compensation, or any successor provision) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

(b) Change in Control. In the event of a Change in Control, the Committee may take such actions with respect to outstanding Awards as it deems appropriate under the circumstances, which may include one or more of the following: (i) providing for the continuation, assumption or replacement of outstanding Awards by the surviving or successor entity (or an affiliate thereof) with appropriate adjustments as may be required or permitted by Section 12(a); (ii) providing that outstanding Awards will terminate upon or immediately prior to the consummation of such Change in Control; (iii) providing that outstanding Awards will vest and become exercisable, realizable or payable, in whole or in part, prior to or upon consummation of such Change in Control, or upon termination of a Participant’s Service under specified conditions within a specified period of time after the Change in Control; or (iv) providing for the cancellation of any outstanding Award at or immediately prior to a Change in Control in exchange for a payment (in cash or other property) in an amount equal to the difference, if any, between (A) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Change in Control for the number of Shares subject to the Award (or, if no such consideration would be received, the Fair Market Value of such number of Shares immediately prior to such Change in Control), and (B) the aggregate exercise price (if any) for the Shares subject to such Award (it being understood that if such amount would not be a positive number, then such Award may be canceled by the Company without payment). Any action contemplated under this Section 12(b) may be specified by the Committee at the time an Award is made in the applicable Agreement, or be taken by the Committee prior to or coincident with the time of the Change in Control. The Committee will not be required to treat all Awards or all Participants similarly.

(1) For purposes of this Section 12(b), an Award shall be considered assumed or replaced if, in connection with the Change in Control and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or an affiliate thereof) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the

Award existing at the time of the Change in Control, or (ii) the Participant has received a comparable award that preserves the intrinsic value of the Award existing at the time of the Change in Control and contains terms and conditions that are substantially similar to those of the Award.

(2) Payment of any amount under this Section 12(b) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Change in Control transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Change in Control transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

(c) Dissolution or Liquidation. Unless otherwise provided by the Committee (in an applicable Agreement or otherwise at the time of the event), if the stockholders of the Company approve the complete dissolution or liquidation of the Company, all outstanding Awards shall vest and become fully exercisable, and will terminate immediately prior to the consummation of any such proposed action. The Committee will notify each Participant as soon as practicable of such accelerated vesting and exercisability and pending termination.

13. Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

14. Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (up to the Participant’s minimum required tax withholding rate) through a reduction in the number of Shares delivered or through a delivery (either actually or by attestation) to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

15. Effective Date, Duration, Amendment and Termination of the Plan.

(a) Effective Date. The Plan originally became effective on May 9, 2013, the date it was initially approved by the Company’s stockholders, and which is considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). The Plan as amended and restated will become effective on the date it is approved by the Company’s stockholders. If the Company’s stockholders fail to approve the amendment and restatement of the Plan by June 30, 2016, the Plan will continue in effect in the form in which it existed immediately prior to that date, and any Awards made under the Plan that were contingent upon approval of the amendment and restatement of the Plan by the Company’s stockholders shall be void and of no effect.

(b) Duration of the Plan. The Plan shall remain in effect until all Shares subject to it shall be distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the original effective date of the Plan, whichever occurs first (the “Termination Date”). Any Award made before the Termination Date may extend beyond the Termination Date and will continue to be subject to the terms of the Plan and the applicable Agreement, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the Termination Date.

(c) Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.

(d) Amendment of Awards. Subject to Sections 3(b)(2) and 15(e), the Committee may unilaterally amend the terms of any Agreement previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law, stock exchange rules or any compensation recovery policy as provided in Section 18(i)(2).

(e) No Option or Stock Appreciation Right Repricing. Except as provided in Section 12(a), no Option or SAR Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) canceled in conjunction with the grant of any new Option or SAR Award with a lower exercise price, (iii) canceled in exchange for cash, other property or the grant of any Full Value Award at a time when the exercise price of the Option or SAR Award is greater than the current Fair market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or SAR Award, unless such action is approved by the Company’s stockholders.

16. Substitute Awards. The Committee may also grant Awards under the Plan in substitution for, or in connection with the assumption of, existing awards granted or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or an Affiliate is a party. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent that the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

17. Performance-Based Compensation.

(a) Designation of Awards. If the Committee determines at the time a Full Value Award is granted to a Participant that such Participant is, or may likely be, a “covered employee” for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 17 will be applicable to such Award, which shall be considered Performance-Based Compensation.

(b) Compliance with Code Section 162(m). If an Award is subject to this Section 17, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable performance period of one or more performance goals based on one or more of the performance measures specified in Section 17(c). The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount that vests and is payable in connection with an Award subject to this Section 17, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission, including adjustments for events that are unusual in nature or infrequently occurring, such as a Change in Control, acquisitions, divestitures, restructuring activities or asset write-downs, or for changes in applicable tax laws or accounting principles. The Committee may also adjust performance measures for a performance period to the extent permitted by Code Section 162(m) in connection with an event described in Section 12(a) to prevent the dilution or enlargement of a Participant’s rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 17 may be waived upon the death or Disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as “performance-based compensation” under Code Section 162(m).

(c) Performance Measures. For purposes of any Full Value Award considered Performance-Based Compensation subject to this Section 17, the performance measures to be utilized shall be limited to one or a combination of two or more of the following: sales values; volume; revenue; income from operations; net sales; net earnings; earnings before one or more of interest expense, interest income, taxes, depreciation, amortization or incentive compensation expense; profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on costs, return on invested or average capital employed and return on net sales) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenue or net sales; cash flow; market share; margins (including, but not limited to, one or more of gross, operating and net earnings margins); stock price; economic value; cumulative total return to shareholders; asset quality; non-performing assets; operating assets; improvement in or attainment of expense levels or cost savings; and improvement in or attainment of working capital levels.8 Any performance goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, on a per share basis (basic or diluted), as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, Affiliate or individual performance.

18. Other Provisions.

(a) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b) Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(c) Compliance with Applicable Legal Requirements. No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Stock certificates evidencing Shares issued under the Plan that are subject to such securities law restrictions shall bear an appropriate restrictive legend.

[8]	List of performance measures should be reviewed to confirm its adequacy.

(d) Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country or state and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e) Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.

(f) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g) Code Section 409A. It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1) If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;

(2) If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A. By accepting an Award under this Plan, each Participant acknowledges that the Company has no duty or obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A.

(h) Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 18(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i) Forfeiture and Compensation Recovery.

(1) The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(2) Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

C.H. ROBINSON WORLDWIDE, INC.

ATTN: BEN G. CAMPBELL

14701 CHARLSON RD. SUITE 200

EDEN PRAIRIE, MN 55347

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E05652-P72031	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

   C.H. ROBINSON WORLDWIDE, INC.

The Board of Directors recommends you vote FOR proposal 1.:
1. Election of Directors
Nomnees:	For	Against	Abstain

1a. Scott P. Anderson	☐	☐	☐

1b. Robert Ezrilov	☐	☐	☐

1c. Wayne M. Fortun	☐	☐	☐

1d. Mary J. Steele Guilfoile	☐	☐	☐

1e. Jodee A. Kozlak	☐	☐	☐

1f. ReBecca Koenig Roloff	☐	☐	☐

1g. Brian P. Short	☐	☐	☐

1h. James B. Stake	☐	☐	☐

1i. John P. Wiehoff	☐	☐	☐

For address changes and/or comments, mark here. (see reverse for instructions)			☐

The Board of Directors recommends you vote FOR proposals 2., 3., and 4.	For	Against	Abstain

2. To approve, on an advisory basis, the compensation of our named executive officers;	☐	☐	☐

3. To approve amendment to and restatement of the C.H. Robinson Worldwide, Inc. 2013 Equity Incentive Plan;	☐	☐	☐

4. Ratification of the selection of Deloitte & Touche LLP as the company’s independent auditors for the fiscal year ending December 31, 2016;	☐	☐	☐

NOTE: The Board of Directors shall consider such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E05653-P72031

C.H. ROBINSON WORLDWIDE, INC.

2016 Annual Meeting of Shareholders

Thursday, May 12, 2016 1:00 P.M. Central Time

This Proxy is solicited by the C.H. Robinson Board of Directors. Please vote your Proxy as soon as possible.

By signing this document, I appoint John P. Wiehoff and Ben G. Campbell, or either of them, with full power of substitution to each, as proxy to represent me at the C.H. Robinson 2016 Annual Meeting of Shareholders, and at any associated adjournment(s). I also appoint each of them to vote all shares of Common Stock I am entitled to vote at the meeting as I have directed on the reverse side for each of the proposals in the Proxy Statement, and in their discretion on any other matters that may properly come before the meeting. C.H. Robinson’s Annual Meeting of Shareholders will be held at their office located at 14900 Charlson Road, Eden Prairie, Minnesota, on May 12, 2016 at 1:00 P.M. Central Time.

This Proxy, when properly executed, will be voted as you directed. If you do not give any direction, this Proxy will be voted FOR the election of each of the director nominees listed under Proposal 1, FOR the item in Proposal 2, FOR the item in Proposal 3, and FOR the item in Proposal 4. The tabulator cannot vote the shares unless you vote by telephone, Internet, or by mail. If you choose to mail your Proxy, you must sign and return this Proxy.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 12, 2016.

C.H. ROBINSON WORLDWIDE, INC. C.H. ROBINSON WORLDWIDE, INC. ATTN: BEN G. CAMPBELL 14701 CHARLSON RD. SUITE 200 EDEN PRAIRIE, MN 55347

Meeting Information

Meeting Type:          Annual Meeting

For holders as of:    March 16, 2016

Date:  May 12, 2016         Time:  1:00 P.M., Central Time

Location:    C.H. Robinson Worldwide, Inc.

                    14900 Charlson Rd.

                    Eden Prairie, MN 55347

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT        ANNUAL REPORT

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Voting Items

The Board of Directors recommends you vote FOR proposal 1.:

1.	Election of Directors

Nominees:

	1a.	Scott P. Anderson

	1b.	Robert Ezrilov

	1c.	Wayne M. Fortun

	1d.	Mary J. Steele Guilfoile

	1e.	Jodee A. Kozlak

	1f.	ReBecca Koenig Roloff

	1g.	Brian P. Short

	1h.	James B. Stake

	1i.	John P. Wiehoff

The Board of Directors recommends you vote FOR proposals 2., 3., and 4.

2.	To approve, on an advisory basis, the compensation of our named executive officers;

3.	To approve amendment to and restatement of the C.H. Robinson Worldwide, Inc. 2013 Equity Incentive Plan;

4.	Ratification of the selection of Deloitte & Touche LLP as the company’s independent auditors for the fiscal year ending December 31, 2016;

NOTE: The Board of Directors shall consider such other business as may properly come before the meeting or any adjournment thereof.